UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

 Exchange Act of 1934 (Amendment No.   )

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MAKO Surgical Corp.

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2555 Davie Road
Ft. Lauderdale, Florida 33317

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	Tuesday, June 5, 2012
TIME	10:00 a.m., Eastern Time
PLACE	2555 Davie Road Fort Lauderdale, Florida 33317
ITEMS OF BUSINESS	Proposal 1.	To elect three Class II directors, each to serve until the 2015 annual meeting of stockholders and until his successor is duly elected and qualified;
	Proposal 2.	To approve by non-binding advisory vote the compensation of our named executive officers;
	Proposal 3.	To approve the material terms of the performance goals under our 2008 Omnibus Incentive Plan in accordance with section 162(m) of the Internal Revenue Code;
	Proposal 4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012; and
	Proposal 5.	To consider and act upon any other business properly brought before the annual meeting or at any adjournment or postponement of the annual meeting.
RECOMMENDATIONS OF THE BOARD	Our Board of Directors recommends a vote as follows:
	Proposal 1.	FOR the election of each of the director nominees;
	Proposal 2.	FOR approval of the compensation of our named executive officers;
	Proposal 3.	FOR approval of the material terms of the performance goals under our 2008 Omnibus Incentive Plan in accordance with section 162(m) of the Internal Revenue Code; and
	Proposal 4.	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.
RECORD DATE	You are entitled to vote at the 2012 annual meeting of stockholders, and at any adjournment or postponement of the meeting, if you were a stockholder at the close of business on Monday, April 9, 2012.
ADMISSION	Admission to the annual meeting will be limited to stockholders and our invited guests. If you are a stockholder of record, you may be asked to present proof of identification for admission to the annual meeting. If your shares are held in the name of a broker, bank or other nominee, you may be asked to present proof of identification and a statement from your broker, bank or other nominee, reflecting your beneficial ownership of MAKO Surgical Corp. common stock as of April 9, 2012, as well as a proxy from the record holder to you, for admission to the annual meeting. Please be prepared to provide this documentation if requested.

VOTING BY PROXY	Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions regarding voting, please refer to the Questions and Answers beginning on page 1 of the proxy statement and the instructions on your proxy card.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON JUNE 5, 2012	This notice of meeting, the proxy statement, the proxy card and our 2011 annual report to stockholders are available at www.proxyvote.com.

By Order of the Board of Directors, MAKO Surgical Corp.

Menashe R. Frank Secretary

Fort Lauderdale, Florida
April 27, 2012

This Notice of Annual Meeting of Stockholders, attached proxy statement and accompanying proxy card are being distributed on or about April 27, 2012.

PROXY STATEMENT

PROPOSAL THREE – APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER OUR 2008 OMNIBUS INCENTIVE PLAN IN ACCORDANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE	45
PROPOSAL FOUR – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	52
PRINCIPAL ACCOUNTING FEES AND SERVICES	52
Principal Accounting Fees and Services	52
Pre-Approval Policies and Procedures	52
AUDIT COMMITTEE REPORT	53
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS	54
OTHER MATTERS	54

PROXY STATEMENT FOR 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 5, 2012

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?
A:	The enclosed proxy statement is being solicited on behalf of the Board of Directors of MAKO Surgical Corp. (“MAKO,” “we,” “us” or “our company”), a Delaware corporation, and is for use at our 2012 annual meeting of stockholders (the “annual meeting”). The annual meeting will take place at 10:00 a.m., Eastern Time, on June 5, 2012 at our headquarters, 2555 Davie Road, Fort Lauderdale, Florida 33317. You are invited to attend the annual meeting and requested to vote on the proposals described in this proxy statement.
Q:	Are proxy materials available on the Internet?
A:	Yes. Your proxy card contains a control number that provides you with access to www.proxyvote.com, where you may view this proxy statement and our 2011 annual report and vote online.
Q:	What is the proxy card?
A:	The proxy card enables you to appoint Menashe R. Frank and Fritz L. LaPorte as your representatives at the annual meeting. By completing and returning the proxy card, you are authorizing Messrs. Frank and LaPorte, as your proxies, to vote your shares at the meeting as you have instructed them on the proxy card. This way, you can vote your shares whether or not you attend the meeting.
Q:	What does it mean if I receive more than one proxy card?
A:	It means that you hold your shares in multiple accounts at the transfer agent or with brokers or other custodians of your shares. Please complete and return all the proxy cards you receive to ensure that all your shares are voted.
Q:	Who can vote at the annual meeting?
A:	Stockholders of record who owned shares of MAKO common stock on April 9, 2012 may vote at the annual meeting. As of April 9, 2012, there were 42,571,801 shares of MAKO common stock outstanding, each entitled to one vote.
Q:	How many shares must be present to hold the annual meeting?
A:	To hold the annual meeting and conduct business, a majority of our outstanding shares as of April 9, 2012, or 21,285,901 shares, must be present in person or by proxy at the meeting. This is called a quorum. Shares are counted as present at the meeting if the stockholder:
• Is present and votes in person at the meeting; or
• Has properly submitted a proxy; or
• Has voted by telephone or over the Internet.
Both abstentions and broker non-votes are counted as present for the purposes of determining the presence of a quorum.
Q:	What am I voting on?
A:	We are asking you to vote on the following items:
• Proposal 1: The election of three Class II directors to serve until the 2015 annual meeting of stockholders and until their successors are duly elected and qualified;
• Proposal 2: The approval by non-binding advisory vote of the compensation of our named executive officers;

• Proposal 3: The approval of the material terms of the performance goals under our 2008 Omnibus Incentive Plan in accordance with section 162(m) of the Internal Revenue Code;
• Proposal 4: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012; and
• Any other business properly brought before the annual meeting or at any adjournment or postponement of the annual meeting.
Q:	What are the voting choices on Proposal 1 and what vote is needed to elect the director nominees?
A:	You may vote either FOR each director nominee or WITHHOLD your vote from any one or more of the nominees. Each of the three director nominees will be elected to our Board of Directors by a plurality of the votes cast. This means that the three nominees receiving the highest number of votes FOR election will be elected (assuming a quorum is present). Abstentions and broker non-votes are not considered as FOR votes or WITHHOLD votes for the nominees and will have no effect on the election of directors. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, your shares will not be voted on Proposal 1.
Q:	What are the voting choices on Proposal 2, the non-binding advisory vote to approve the compensation of our named executive officers, and what vote is needed for approval?
A:	You may vote FOR, AGAINST, or ABSTAIN on Proposal 2. The compensation of our named executive officers will be approved if a majority of the shares present at the meeting in person or by proxy vote FOR approval (assuming a quorum is present). Since the vote on Proposal 2 is advisory in nature, the results will not be binding on our Board of Directors or compensation committee. However, if there is a significant vote against our executive compensation policies and procedures, our Board of Directors and the compensation committee will carefully evaluate whether any actions are necessary to address those concerns. If you abstain from voting on Proposal 2, it will have the same effect as a vote AGAINST Proposal 2. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, your shares will not be voted, and will have no effect, on Proposal 2.
Q:	What are the voting choices on Proposal 3, the proposal to approve the material terms of the performance goals under our 2008 Omnibus Incentive Plan in accordance with section 162(m) of the Internal Revenue Code?
A:	You may vote FOR, AGAINST, or ABSTAIN on Proposal 3. Approval of the proposal requires the affirmative vote of a majority of the votes cast on the matter. Abstentions will have the same effect as a vote AGAINST Proposal 3. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, your shares will not be voted, and will have no effect, on Proposal 3. No amendments or other changes to the 2008 Omnibus Incentive Plan, or 2008 Plan, are being requested at this time. Consequently, the approval of this proposal will not result in any increase in the number of shares of common stock available for issuance under the 2008 Plan or result in any amendment to the 2008 Plan.
Q:	What are the voting choices on Proposal 4 and what vote is needed to ratify the appointment of the independent auditors?
A:	You may vote FOR, AGAINST, or ABSTAIN on Proposal 4. The ratification of Ernst & Young LLP as our independent registered public accounting firm for 2012 will be approved if a majority of the shares present at the meeting in person or by proxy vote FOR approval (assuming a quorum is present). If you abstain from voting on this Proposal, it will have the same effect as a vote AGAINST the Proposal. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares has the authority to vote your shares in its discretion.
Q:	What is the difference between holding shares as a registered shareholder and holding shares in street name?
A:	If your shares are owned directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a registered shareholder of those shares.

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If your shares are held by a broker, bank, or other nominee, you hold those shares in street name. Your broker, bank, or other nominee will ask you how you want your shares to be voted. If you provide the broker, bank, or other nominee with voting instructions, your shares will be voted as you direct. If you do not provide voting instructions, one of two things can happen, depending on the type of proposal:
• on the ratification of the appointment of the independent auditor (Proposal 4), your broker, bank, or other nominee may vote your shares in its discretion; and
• on all other proposals (Proposal 1, Proposal 2, and Proposal 3), your broker, bank, or other nominee may not vote your shares in its discretion, and as a result, your shares will not be voted on these proposals.
Q:	How do I vote?
A:	BY MAIL: Please complete and sign your proxy card and mail it in the enclosed pre-addressed envelope.
BY TELEPHONE: Please follow the “Vote by Phone” instructions that accompanied your proxy card. If you vote by telephone, you do not have to mail in your proxy card.
BY INTERNET: Please follow the “Vote by Internet” instructions that accompanied your proxy card. If you vote by Internet, you do not have to mail in your proxy card.
IN PERSON: We will pass out a written ballot to anyone who wants to vote in person at the annual meeting. However, if you hold your shares in street name, you must request a proxy card from your broker in order to vote at the meeting.
Q:	How will my shares be voted?
A:	If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If an additional proposal that is not on the proxy card is properly presented for a vote at the annual meeting, your shares will be voted in the best judgment of Messrs. Frank and LaPorte. If you submit your proxy card but do not mark your voting instructions on the proxy card, your shares will be voted as follows:
• FOR the named nominees as directors;
• FOR approval of the compensation of our named executive officers;
• FOR approval of the material terms of the performance goals under our 2008 Omnibus Incentive Plan in accordance with section 162(m) of the Internal Revenue Code;
• FOR ratification of Ernst & Young LLP as our independent registered public accounting firm for 2012; and
• According to the best judgment of Messrs. Frank and LaPorte if a proposal that is not on the proxy card comes up for a vote at the meeting.
Q:	Can I change my vote?
A:	You may revoke your proxy and change your vote by:
• Signing another proxy card with a later date and returning it before the polls close at the annual meeting;
• Voting on a later date over the Internet or by telephone (only your latest Internet or telephone proxy submitted by the deadline printed on your proxy card and prior to the annual meeting will be counted); or
• Voting in person at the annual meeting.
Your presence at the annual meeting will not in itself revoke your proxy.
Q:	Will my shares be voted if I do not provide my proxy?
A:	If you are a registered shareholder, your shares will not be voted unless you vote as instructed above, or attend the annual meeting and vote your shares in person, so please vote your shares. If you hold your shares in street name, your broker, bank, or other nominee may vote on your behalf only on routine matters if you do not furnish voting instructions. For the annual meeting, only the ratification of the appointment of the independent registered public accounting firm (Proposal 4) is considered a routine matter. All other proposals are considered non-routine matters. As a result, if you hold shares of our common stock in street name and do not provide voting instructions to your broker, bank, or other nominee, your shares will not be voted on Proposals 1, 2, and 3, so please vote your shares.

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Q:	Who counts the votes?
A:	Voting results will be tabulated and certified by a representative of Broadridge Financial Solutions, Inc., who was appointed by our Board of Directors to act as the Inspector of Elections for the annual meeting.
Q:	Where can I find the voting results of the annual meeting?
A:	The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by the Inspector of Elections and disclosed in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission, or SEC, within four business days after the annual meeting.
Q:	Who will bear the cost of soliciting votes for the meeting?
A:	We are paying for the distribution and solicitation of the proxies. As a part of this process, we reimburse brokers, nominees, fiduciaries and other custodians for reasonable and customary fees and expenses in forwarding proxy materials to our stockholders. We do not intend to engage a proxy solicitation firm. Our employees may solicit proxies through mail, telephone, the Internet or other means, but they do not receive additional compensation for providing those services.
Q:	When are stockholder proposals due for next year’s annual meeting?
A:	Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act, may submit to our Board of Directors proposals to be considered for submission to the stockholders at, and included in the proxy materials for, our 2013 annual meeting of stockholders. In order to be considered for inclusion in the proxy materials to be disseminated by our Board of Directors, your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be received at MAKO Surgical Corp., 2555 Davie Road, Fort Lauderdale, Florida 33317 no later than December 29, 2012.
In addition, our bylaws also provide for separate procedures a stockholder must follow to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting outside the processes of Rule 14a-8. To be considered timely under these bylaw provisions, the stockholder’s notice must be received by our corporate secretary at our principal executive offices at the address set forth above no later than December 29, 2012. Our bylaws specify requirements as to the form and content of a stockholder’s notice. If we do not receive the notice on a timely basis or if the notice does not otherwise comply with our bylaws, we will not be required to present the proposal at the 2013 annual meeting.
We were not notified by any stockholder of the intention to present a stockholder proposal from the floor at this year’s annual meeting. The enclosed proxy card grants Messrs. Frank and LaPorte discretionary authority to vote the proxies held by them on any matter properly brought before the annual meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 9, 2012 by: (i) each director and nominee; (ii) each of the executive officers named in the 2011, 2010, and 2009 Summary Compensation Table set forth below under “Executive Compensation,” each referred to as a named executive officer; (iii) all of the directors, nominees, and executive officers as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock. Unless otherwise indicated, the persons or entities identified in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Information with respect to beneficial ownership has been furnished by each director, executive officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules require inclusion of shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable within 60 days after April 9, 2012, which is June 8, 2012. These shares are deemed to be outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted below, the address for each person or entity listed in the table is c/o MAKO Surgical Corp., 2555 Davie Road, Fort Lauderdale, FL 33317.

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Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

Current Directors
S. Morry Blumenfeld, Ph.D.(1)	601,243	1.41%
Christopher C. Dewey(2)	896,631	2.10%
Charles W. Federico (3)	45,383	*
Maurice R. Ferré, M.D.(4)	1,724,313	3.99%
John G. Freund, M.D.(5)	2,924,333	6.77%
Frederic H. Moll, M.D.(6)	269,755	*
Richard R. Pettingill(7)	5,775	*
William D. Pruitt(7)	18,975	*
John J. Savarese, M.D.(8)	1,290,875	3.03%

Named Executive Officers Who Are Not Directors
Fritz L. LaPorte(9)	294,886	*
Ivan Delevic(10)	106,520	*
Menashe R. Frank(11)	283,395	*
Steven J. Nunes(12)	203,007	*

All Directors, Nominees, and Executive Officers as a Group (16 persons)(13)	8,860,496	19.70%

Other Beneficial Owners
Entities affiliated with FMR LLC(14)	4,532,102	10.65%
82 Devonshire Street Boston, MA 02109
Entities affiliated with Gilder, Gagnon, Howe & Co. LLC(15)	4,407,319	10.35%
3 Columbus Circle, 26th Floor New York, NY 10019
Skyline Venture Partners V, L.P.(16)	2,875,856	6.66%
Attn: John G. Freund, M.D. 525 University Avenue, Suite 520 Palo Alto, CA 94301

__________________________

*	Denotes less than 1%.
(1)	Consists of (a) 72,147 shares held by MediTech Advisors LLC in trust for its partners, (b) 523,321 shares held by Ziegler MediTech Equity Partners LP, which includes 64,516 shares that Ziegler MediTech Equity Partners LP has the right to acquire through the exercise of warrants, and (c) 5,775 shares that Mr. Blumenfeld has the right to acquire through the exercise of vested options. The partners of MediTech Advisors LLC are Eitan Machover, Samuel Cubac, Grosvenor LLC and Allandale Ltd. The members of Grosvenor LLC are Dr. Blumenfeld and certain of his family members. The general partner of Ziegler MediTech Equity Partners LP is Ziegler MediTech Partners, LLC. The board of managers of Ziegler MediTech Partners LLC consists of Dr. Blumenfeld, Eitan Machover, Sam Cubac, S. Charles O’Meara, Donald I. Grande and Thomas S. Ross. The partners of MediTech Advisors LLC, Dr. Blumenfeld and the other directors of Ziegler MediTech Partners LLC may be deemed to share voting and investment power over the shares held by MediTech Advisors LLC and Ziegler MediTech Equity Partners LP. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest.
(2)	Includes 117,634 shares that Mr. Dewey has the right to acquire through the exercise of warrants and 5,775 shares that Mr. Dewey has the right to acquire through the exercise of vested options. Mr. Dewey has pledged 550,000 shares to a third party lender as collateral to secure any amounts that may become outstanding under a personal loan.
(3)	Includes 35,383 shares that Mr. Federico has the right to acquire through the exercise of vested options.

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(4)	Consists of (a) 1,064,387 shares of restricted common stock (of which 443,750 shares will be unvested as of June 8, 2012) issued to Dr. Ferré in connection with his employment, (b) 56,715 shares of unrestricted common stock held by Dr. Ferré, (c) 597,580 shares that Dr. Ferré has the right to acquire through the exercise of vested options, and (d) 5,631 shares that Dr. Ferré has the right to acquire through the exercise of warrants. Dr. Ferré has pledged all 620,637 vested shares of restricted common stock to a third party lender as collateral to secure any amounts that may become outstanding under a personal loan.
(5)	Consists of (a) 2,875,856 shares held by Skyline Venture Partners V, L.P., which includes 630,607 shares that Skyline Venture Partners V, L.P. has the right to acquire through the exercise of warrants, (b) 20,000 shares held by Freund/Grais Family Trust, (c) 22,702 shares held by John Freund Family Partnership IV, L.P., and (d) 5,775 shares that Mr. Freund has the right to acquire through the exercise of vested options. Dr. Freund is a Managing Director of Skyline Venture Management V, LLC, the general partner of Skyline Venture Partners V, L.P. and may be deemed to share voting and investment power over the shares held by Skyline Venture Partners V, L.P. Dr. Freund disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest.
(6)	Includes (a) 19,344 shares that Dr. Moll has the right to acquire through the exercise of warrants and (b) 21,243 shares that Dr. Moll has the right to acquire through the exercise of vested options.
(7)	Represents shares that may be acquired through the exercise of vested options.
(8)	Consists of (a) 1,238,250 shares held by Montreux Equity Partners IV, L.P. (“MEP IV”), (b) 24,197 shares held by Montreux IV Associates, L.L.C. (“Associates IV”), (c) 22,653 shares held by Mr. Savarese, and (d) 5,775 shares that Mr. Savarese has the right to acquire through the exercise of vested options. Montreux Equity Management IV, LLC (“MEM IV”) is the sole general partner of MEP IV and the manager of Associates IV. Daniel K. Turner III, Howard D. Palefsky, Manish Chapekar and John J. Savarese are the managers of MEM IV and may be deemed to share voting and investment power over the shares held by each of MEP IV and Associates IV. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest.
(9)	Includes 225,019 shares that Mr. LaPorte has the right to acquire through the exercise of vested options.
(10)	Includes 104,436 shares that Mr. Delevic has the right to acquire through the exercise of vested options.
(11)	Includes 169,255 shares that Mr. Frank has the right to acquire through the exercise of vested options. Mr. Frank has pledged 114,140 shares to a third party lender as collateral to secure any amounts that may become outstanding under a personal line of credit.
(12)	Includes 202,193 shares that Mr. Nunes has the right to acquire through the exercise of vested options.
(13)	Includes exercisable options to purchase 1,578,948 shares of our common stock and exercisable warrants to purchase 837,732 shares of our common stock.
(14)	Based on Amendment No. 5 to Schedule 13G filed with the SEC on February 14, 2012 by FMR LLC. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of 4,532,102 shares of our common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Funds”). Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the Funds each has sole power to dispose of the 4,532,102 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

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(15)	Based on Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2012 by Gilder, Gagnon, Howe & Co. LLC (“GGHC”). The shares reported include 3,877,402 shares held in customer accounts over which partners and/or employees of GGHC have discretionary authority to dispose of or direct the disposition of the shares, 404,423 shares held in accounts owned by the partners of GGHC and their families, and 125,494 shares held in the account of the profit-sharing plan of GGHC.
(16)	Consists of 2,875,856 shares held by Skyline Venture Partners V, L.P., which includes 630,607 shares that Skyline Venture Partners V, L.P. has the right to acquire through the exercise of warrants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and officers, and persons who beneficially own more than 10% of our common stock, file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to the company and written representations of the reporting persons, from January 1, 2011 through April 9, 2012, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were complied with subject to the following exceptions: one late Form 4 report for one transaction for each of S. Morry Blumenfeld, Ph.D., Christopher C. Dewey, Charles W. Federico, John G. Freund, M.D., Frederic H. Moll, M.D., Richard R. Pettingill, William D. Pruitt, John J. Savarese, M.D., and Fritz L. LaPorte.

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PROPOSAL ONE – ELECTION OF DIRECTORS

General Information

Our Board of Directors currently has nine authorized seats and is divided into three classes, with three Class I directors, three Class II directors, and three Class III directors. The term of our three Class II directors will expire at the 2012 annual meeting and three Class II nominees are to be elected at the 2012 annual meeting to serve a three-year term expiring at the 2015 annual meeting of stockholders and until a successor has been elected and qualified. Charles W. Federico, Maurice R. Ferré, M.D., and Frederic H. Moll, M.D. have been nominated by our Board of Directors to serve as Class II directors.

Unless our stockholders specify otherwise, the shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Board of Directors. Our Board of Directors has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, if any nominee should be unable to serve or will not serve, then the shares represented by the accompanying proxy will be voted for another nominee, if any, selected by our Board of Directors.

Each director will be elected by a plurality of the votes cast at the annual meeting (assuming a quorum is present). Consequently, any shares not voted at the annual meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors.

The names of the nominees and directors, their ages as of April 9, 2012 and certain other information about them are set forth below.

Our Board of Directors unanimously recommends that the nominees identified below be elected as directors and urges you to vote “FOR” each nominee. Shares of common stock represented by executed, but unmarked, proxies will be voted “FOR” these nominees.

Nominees and Directors Continuing in Office

Name of Nominee or Director	Age	Principal Occupation	Director Since
Class II Director Nominees with term expiring at the 2012 annual meeting:
Charles W. Federico(1)	63	Former President and Chief Executive Officer, Orthofix International N.V.	2007
Maurice R. Ferré, M.D.	51	Chairman of the Board, President, and Chief Executive Officer, MAKO Surgical Corp.	2004
Frederic H. Moll, M.D.	60	Director, Hansen Medical, Inc.	2007
Class III Directors with term expiring at the 2013 annual meeting:
Christopher C. Dewey	67	Former Vice Chairman, National Holdings Corporation	2004
Richard R. Pettingill	63	Former President and Chief Executive Officer, Allina Hospitals and Clinics	2010
John J. Savarese, M.D.	43	Managing Director, Montreux Equity Partners	2008
Class I Directors with term expiring at the 2014 annual meeting:
S. Morry Blumenfeld, Ph.D.	74	Founder, Meditech Advisors LLC and Meditech Advisors Management LLC	2005
John G. Freund, M.D.	58	Managing Director, Skyline Ventures	2008
William D. Pruitt	71	President, Pruitt Enterprises, LP	2008

__________________________

(1)	Independent Lead Director

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The principal occupations and positions for at least the past five years of our directors and director nominees are described below. There are no family relationships among any of our directors or executive officers.

Class II Director Nominees for Election for a Three-Year Term Expiring at the 2015 Annual Meeting of Stockholders

Charles W. Federico, our independent Lead Director, has served as one of our directors since June 2007. From 2001 to April 2006, Mr. Federico served as President and Chief Executive Officer of Orthofix International N.V., a global diversified medical device company, and, from 1996 to 2001, President of Orthofix Inc. From 1985 to 1996, Mr. Federico was President of Smith & Nephew Endoscopy (formerly Dyonics, Inc.). From 1981 to 1985, Mr. Federico served as Vice President of Dyonics. Previously, he held management and marketing positions with General Foods Corporation, Puritan Bennett Corporation and LSE Corporation. Mr. Federico is a Trustee of the Orthopedic Research and Education Foundation and was a corporate governance panel member at the 2009 Florida Directors Institute. Mr. Federico is chairman of the board and a member of the nominating and corporate governance and compensation committees of SRI/Surgical Express, Inc., and a director, chairman of the compensation committee, and member of the audit committee of BioMimetic Therapeutics, Inc. Mr. Federico previously served as the lead director and a member of the compensation and audit committees of Power Medical Interventions, Inc., as a director of Alveolus, Inc., and as a director of Orthofix International N.V. Mr. Federico holds a B.S. in marketing from Fordham University. Mr. Federico’s leadership experience in the public and private sectors, his substantial career as an executive of a publicly traded medical device company, his experience serving on the board of directors for both public and private companies, and his resulting skills in the areas of corporate governance, corporate transactions, and enterprise risk management, as well his familiarity with our industry, led to the conclusion that he should serve as a director of our company.

Maurice R. Ferré, M.D. our founding President, Chief Executive Officer and Chairman of our Board of Directors, has been with us since our inception in November 2004. In May 2004, Dr. Ferré became Chief Executive Officer of Z-KAT, Inc., a surgical navigation medical device company that incorporated MAKO Surgical Corp. Dr. Ferré served as Vice President of Strategic Development at GE Navigation, a division of GE Healthcare, from April 2002 until April 2004. In 1993, Dr. Ferré founded Visualization Technology, Inc., a medical device company for image-guided surgery, and served as its Chief Executive Officer until the company was acquired by GE Healthcare in April 2002. Dr. Ferré holds a B.A. in biology from Bennington College and a Masters in Public Health and an M.D. from Boston University. Dr. Ferré’s experience as an executive of our company and other medical device companies and his resulting skills in the areas of corporate transactions, operations and manufacturing, business development, brand marketing, corporate communications and enterprise risk management, along with his familiarity with our business and industry and role as our President and Chief Executive Officer, led to the conclusion that he should serve as a director of our company and Chairman of the Board.

Frederic H. Moll, M.D. has served as one of our directors since August 2007. Dr. Moll co-founded Hansen Medical, Inc., a medical robotics company, in September 2002, served as its Chief Executive Officer through June 2010, and currently serves on its board of directors. In November 1995, Dr. Moll co-founded Intuitive Surgical, Inc., a medical device company, and served as its first Chief Executive Officer and later, its Vice President and Medical Director until September 2003. In 1989, Dr. Moll co-founded Origin Medsystems, Inc., a medical device company, which later became an operating company within Guidant Corporation, a medical device company, following its acquisition by Eli Lilly in 1992. Dr. Moll served as Medical Director of Guidant’s surgical device division until November 1995. Dr. Moll holds a B.A. from the University of California, Berkeley, an M.S. from Stanford University and an M.D. from the University of Washington School of Medicine. Dr. Moll’s leadership experience in the medical device industry, his long career as an executive of a publicly-traded company, his medical background, and his resulting skills in the areas of business development, corporate transactions, corporate communications and enterprise risk management led to the conclusion that he should serve as a director of our company.

Class III Directors with a Term Expiring at the 2013 Annual Meeting of Stockholders

Christopher C. Dewey has served as one of our directors since our inception in November 2004. From January 2007 to April 2011, Mr. Dewey served as Vice Chairman of the board of directors of National Holdings Corporation, a financial services organization operating through its subsidiary, National Securities. From December 2006 to December 2008, Mr. Dewey served as acting Chief Executive Officer and director of Z-KAT, Inc., a surgical navigation medical device company that incorporated MAKO Surgical Corp. Mr. Dewey has over twenty-five years of

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experience in finance, most recently as Executive Vice President of Jefferies & Company, Inc., the principal operating subsidiary of Jeffries Group, Inc., a securities and investment banking firm, from 1994 to December 2006. Mr. Dewey co-founded several companies, including Robotic Ventures LLC, Bonds Direct Securities LLC and Cannon Group Inc., a motion picture company that went public in 1972. Mr. Dewey currently serves on the board of Orthosensor, Inc., a medical device company. Mr. Dewey holds an M.B.A. from The Wharton School of the University of Pennsylvania. Mr. Dewey’s long career in the financial services industry and as the chief executive officer and a director of our predecessor company, and his resulting expertise in corporate transactions and financial markets, along with his familiarity with our business and industry, led to the conclusion that he should serve as a director of our company.

Richard R. Pettingill has served as one of our directors since August 2010. Mr. Pettingill served as the President and Chief Executive Officer of Allina Hospitals and Clinics, Minnesota’s largest healthcare organization, from 2002 until his retirement in 2009. While in this role, he also served on the board of directors of the Minnesota Hospital Association and the Minnesota Business Partnership. Prior to joining Allina Hospitals and Clinics, Mr. Pettingill served as Executive Vice President and Chief Operating Officer of Kaiser Foundation Health Plans and Hospitals from 1996 to 2002. From 1991 to 1995, he served as President and Chief Executive Officer of Camino Healthcare, a community based integrated delivery system. Mr. Pettingill is a director and member of the health IT standards, compensation and quality, compliance and ethics committees of Tenet Healthcare Corporation. Mr. Pettingill received a bachelor’s degree from San Diego State University and a master’s degree in health care administration from San Jose State University. He served as a 2010 Fellow in the Advanced Leadership Initiative program at Harvard University. A third-party search firm retained by the corporate governance and nominating committee to assist in identifying and assessing potential director candidates recommended Mr. Pettingill as a director. Mr. Petttingill’s leadership experience in the healthcare industry, including his experience as an executive and board member of several large healthcare organizations, and his resulting familiarity with our industry and skills in the areas of business development, corporate transactions, and corporate governance, led to the conclusion that he should serve as a director of our company.

John J. Savarese, M.D. has served as one of our directors since October 2008. Since June 2003, Dr. Savarese has been a Managing Director at Montreux Equity Partners, a healthcare investment firm. Prior to joining Montreux Equity Partners, Dr. Savarese served as Director of Business Development and Marketing at NeurogesX and worked in the Life Sciences Investment Banking division of Credit Suisse First Boston. Currently, Dr. Savarese serves on the board of directors of several private medical device and pharmaceutical companies. Dr. Savarese’s clinical experience in orthopedic and general surgery was gained at the Cornell Medical College/Hospital for Special Surgery. Dr. Savarese holds an M.B.A. from Stanford University and an M.D. from Duke University Medical School. Montreux Equity Partners was one of the investors in our October 2008 private placement. In connection with the private placement, we agreed that Montreux Equity Partners was entitled to appoint one representative to our Board of Directors so long as its affiliated funds hold at least 25% of the shares of our common stock that they purchased in the private placement. Dr. Savarese was appointed to our Board pursuant to that agreement. We believe that Dr. Savarese is qualified to serve as a director of our company due to his historical experience as an executive and an investor in the healthcare industry, his governance experience as a director of several other medical device and healthcare companies, and his clinical background in orthopedic surgery.

Class I Directors with a Term Expiring at the 2014 Annual Meeting of Stockholders

S. Morry Blumenfeld, Ph.D. has served as one of our directors since July 2005. In 2003, Dr. Blumenfeld founded Meditech Advisors LLC and Meditech Advisors Management LLC, a member of Ziegler MediTech Partners, LLC, the sole general partner of Ziegler Meditech Equity Partners, LP, a private equity fund specializing in investments in healthcare and medical device companies. In April 2002, Dr. Blumenfeld retired as Managing Director of GE Medical Systems in Israel after more than thirty-four years with the company, where he helped initiate both GE’s CT and MR business lines. Currently, he serves on the Board of Directors of a number of medical device and technology companies, including Oridion Systems Ltd., where he is a member of the compensation committee, Itamar Medical, Aposense LTD, and several private companies. Dr. Blumenfeld holds a B.A.Sc in engineering physics and a Ph.D. in molecular physics from the University of Toronto. Dr. Blumenfeld’s leadership experience and international business, corporate transactions, and corporate governance expertise garnered from his business experience, as well as his familiarity with our industry, in particular his expertise in imaging and medical devices gained in part through his employment with GE, led to the conclusion that he should serve as a director of our company.

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John G. Freund, M.D. has served as one of our directors since October 2008. Since 1997, Dr. Freund has been a Managing Director of Skyline Ventures, a venture capital firm. From September 1995 to September 1997, Dr. Freund was a Managing Director in the Alternative Assets Group at Chancellor Capital Management, an investment firm. In 1995, Dr. Freund co-founded Intuitive Surgical, Inc., a medical device company, and served on Intuitive's board of directors until March 2000. From June 1988 to December 1994, Dr. Freund held various positions at Acuson Corporation, a medical device company, including Executive Vice President. From 1982 to 1988, Dr. Freund was at Morgan Stanley & Co., Inc., an investment banking firm, where he was the co-founder of the Healthcare Group in the Corporate Finance Department and later was the original healthcare partner at Morgan Stanley Venture Partners, a venture capital firm affiliated with Morgan Stanley. Dr. Freund is currently the lead outside director and a member of the audit committee and the nominating and corporate governance committee of XenoPort Inc., a biotech company, a director and member of the contracts and governance committee and the nominating committee of the SmallCap World Fund, and a director and member of the contracts committee and the nominating and governance committee of each of The Growth Fund of America, Inc. and Fundamental Investors, Inc., each of which are U.S.-registered investment funds. Dr. Freund also is a director of a number of private companies. Dr. Freund served on the board of directors of Hansen Medical, Inc., a medical device company, from November 2002 to March 2010 and on the board of directors of MAP Pharmaceuticals Inc., a biotech company, from August 2004 until October 2011. Dr. Freund received an M.D. from Harvard Medical School in 1980 and an M.B.A. from Harvard Business School in 1982, where he was a Baker Scholar. Skyline Ventures was one of the investors in our October 2008 private placement. In connection with the private placement, we agreed that Skyline Ventures was entitled to appoint one representative to our Board of Directors so long as its affiliated funds hold at least 25% of the shares of our common stock that they purchased in the private placement. Dr. Freund was appointed to our Board pursuant to that agreement. We believe that Dr. Freund is qualified to serve as a director of our company due to his leadership experience in the life sciences industry, his experience as a director of several other medical device and biotech companies, his medical background, and his resulting skills in the areas of business development, corporate transactions, corporate communications, and enterprise risk management.

William D. Pruitt has served as one of our directors since June 2008. Mr. Pruitt is president of Pruitt Enterprises, LP, a business and accounting consulting firm. Mr. Pruitt is currently a director, chairman of the audit committee, and a member of the compensation committee of Swisher Hygiene, Inc., a provider of hygiene products, a director and chairman of the audit committee of Coral Gables Trust Company, a wealth management, trust and estate services firm, a director of Auxis, Inc., a management consulting and outsourcing firm, a director of Greensmith Energy Management Systems, an energy storage company, and a director and a member of the audit committee of NV5, Inc., a private engineering company. Mr. Pruitt served as chairman of the audit committee and a member of the compensation committee of The PBSJ Corporation, an international professional services firm, until its sale in 2010 and chairman of the audit committee of Kos Pharmaceuticals, Inc., a fully integrated specialty pharmaceutical company, until its sale in 2006. He also was chairman of the audit committee for Adjoined Consulting, Inc., a full-service management consulting firm, until it was merged into Kanbay International, a global consulting firm, in February 2006. From 2002 to 2004, Mr. Pruitt provided market consultancy services to Ernst & Young LLP, our independent registered public accounting firm. From 1980 to 1999, Mr. Pruitt served as the managing partner for the Florida, Caribbean and Venezuela operations of the independent auditing firm of Arthur Andersen LLP. Mr. Pruitt holds a Bachelor of Business Administration from the University of Miami and is a Certified Public Accountant (inactive). Mr. Pruitt’s experience in financial matters as a certified public accountant and as a former managing partner of an accounting firm and the skills he acquired through these positions in the areas of financial matters, public accounting, corporate transactions and enterprise risk management, as well as his background as a director and audit committee member of publicly-traded companies, led to the conclusion that he should serve as a director of our company.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independent Directors

Our Board of Directors has determined that eight of the nine directors currently serving on our Board are independent directors under the independence standards of The NASDAQ Global Select Market; specifically, Messrs. Dewey, Federico, Pettingill and Pruitt and Drs. Blumenfeld, Freund, Moll, and Savarese are independent.

In making determinations of independence with respect to Drs. Blumenfeld, Freund, and Savarese, each of whom is affiliated with a principal stockholder of our company, our Board considered the relationship between the director and the respective stockholder and determined, in each case, that the relationship was not relevant to the director’s independence.

In accordance with the requirements of NASDAQ, our independent directors meet in regularly convened executive sessions at least twice per year, in conjunction with regularly scheduled Board meetings.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as our Board of Directors believes it is in the best interest of the company to make that determination based on the current position and direction of the company and the membership of the Board of Directors. Dr. Ferré, our company’s Chief Executive Officer, currently serves as Chairman of the Board. Our Board of Directors has determined that this combined role is in the best interests of our stockholders at this time because Dr. Ferré is the person best qualified to serve as Chairman of the Board given his history with our company and his skills and experience within the industry that we operate. Further, our Board of Directors believes that this leadership structure is appropriate at this time as it establishes a single leader with one vision setting the tone and direction for our company. Our Board of Directors believes that there is no single best organizational model that would be most effective in all circumstances and therefore retains the authority to modify this structure to best address our company’s unique circumstances as and when appropriate.

In March 2009, our Board of Directors established the position of independent Lead Director to supplement the combined Chief Executive Officer and Chairman of the Board position. Charles W. Federico currently serves as our Lead Director. The Lead Director works closely with the Chairman of the Board to assure that our Board is able to more effectively and pro-actively execute its fundamental duties on an ongoing basis and to enhance our Board’s ability to oversee and monitor the operations of our company. The primary responsibilities of the Lead Director include the following, among other things:

•	Presiding at all meetings of the Board at which the Chairman of the Board is not present, including all executive sessions of the independent directors and establishing agendas for the executive sessions in consultation with the other directors and the Chairman of the Board;
•	Working with the Chairman of the Board to establish meeting agendas for the Board of Directors and its committees;
•	Reviewing all Board materials;
•	Advising the Chairman of the Board regarding any director and stockholder concerns;
•	Interviewing, along with the corporate governance and nominating committee, all candidates for our Board of Directors;
•	Soliciting suggestions from the chairs of the Board’s committees; and
•	Participating with the Chairman of the Board and our executive officers in certain strategic planning and implementation tasks.

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THE BOARD’S ROLE IN RISK OVERSIGHT

Our Board of Directors is responsible for overseeing the operational and strategic risk management processes that have been designed and implemented by our company’s senior management. Our Board of Directors has delegated to its audit committee primary responsibility for reviewing the company’s policies with respect to risk assessment and risk management. Each committee of our Board of Directors also oversees the management of company risks that fall within the committee’s areas of responsibility. For example, the audit committee addresses significant financial risk exposures facing the company and the steps management has taken to monitor, control and report such exposures; the compensation committee addresses significant risk exposures facing the company with respect to compensation; and the corporate governance and nominating committee oversees corporate governance risks. Each committee reports to the full Board of Directors on a regular basis, including, as appropriate, an update on the committee’s risk oversight activities. Our Board of Director’s role in our company’s risk oversight has not affected our leadership structure.

Our company has created a Risk Management Committee comprised of senior management from each operating division of the company that is responsible for identifying, assessing, and developing a mitigation strategy for significant enterprise risks that could impact our company’s ability to meet our objectives and execute our strategic plan. Our Risk Management Committee periodically meets to identify, assess, and prioritize internal and external significant risks and to develop processes for responding to, mitigating, and monitoring such risks. The Risk Management Committee provides a summary of its activities and findings directly to the audit committee and, as appropriate, to the other committees and the full Board of Directors.

Meetings and Attendance

During 2011, our Board of Directors held ten meetings. Each of our incumbent directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which the director served, which were held during such director’s term of office. None of the members of the standing committees of our Board of Directors, described in detail below, was an officer or employee of our company.

We have no policy requiring our directors to attend our annual stockholders meetings; however, our corporate governance guidelines provide that directors should make every effort to attend all annual and special meetings of stockholders, as well as meetings of our Board of Directors and meetings of the Board committees of which they are members. Seven of our directors attended our 2011 annual stockholders meeting.

Board Committees and Meetings

Our Board of Directors has a standing audit committee, compensation committee, and corporate governance and nominating committee. The Board has adopted, and may amend from time to time, a written charter for each of the committees. We maintain a website at www.makosurgical.com and make available on that website, free of charge, copies of each of the committee charters. We are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this proxy statement.

The following table reflects the current membership of each standing committee of our Board of Directors and the number of meetings held during 2011:

Name	Audit	Compensation	Corporate Governance and Nominating
S. Morry Blumenfeld, Ph.D		✓
Christopher C. Dewey	✓	✓
Charles W. Federico		Chair	Chair
Maurice R. Ferré, M.D.
John G. Freund, M.D.			✓
Frederic H. Moll, M.D.			✓
Richard R. Pettingill	✓
William D. Pruitt	Chair
John J. Savarese, M.D.			✓
2011 Meetings	7	4	5

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As part of its standard practices, our Board of Directors will reconstitute the membership of each committee at our Board’s annual meeting immediately following the 2012 annual stockholders meeting. We provide below information on each committee, including the functions.

Audit Committee

The functions of our audit committee include, among other things:

•	Overseeing the audit and other services of our independent registered public accounting firm and being directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, who will report directly to the audit committee;
•	Reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;
•	Overseeing compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002;
•	Reviewing our annual and quarterly financial statements and reports and discussing the financial statements and reports with our independent registered public accounting firm and management;
•	Reviewing and approving all related person transactions;
•	Reviewing with our independent registered public accounting firm and management significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our internal controls over financial reporting;
•	Establishing procedures for the receipt, retention and treatment of complaints received by us regarding internal control over financial reporting, accounting or auditing matters;
•	Reviewing with the company’s management the company’s policies with respect to risk assessment and risk management; and
•	Preparing the audit committee report for inclusion in our proxy statement for our annual meeting.

Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

Our Board of Directors has determined that each member of our audit committee is an independent director. Our Board of Directors has determined that Mr. Pruitt, the chair of the audit committee, qualifies as an audit committee financial expert within the meaning of SEC regulations and is financially sophisticated within the meaning of the NASDAQ listing standards. In making this determination, our Board considered the nature and scope of experience that Mr. Pruitt has previously had with publicly-reporting companies.

Compensation Committee

The functions of the compensation committee include, among other things:

•	Determining the compensation and other terms of employment of our Chief Executive Officer and other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;
•	Administering and implementing our incentive compensation plans and equity-based plans, including approving option grants, restricted stock and other awards;
•	Evaluating and recommending to our Board of Directors the equity incentive compensation plans, equity-based plans and similar programs advisable for us, as well as modifications or terminations of existing plans and programs;
•	Reviewing and approving the terms of any employment-related agreements, severance arrangements, change-in-control and similar agreements/provision and any amendments, supplements or waivers to the foregoing agreements with our Chief Executive Officer and other executive officers;

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•	Reviewing and discussing the Compensation Discussion and Analysis required in our annual report and proxy statement with management and determining whether to recommend to the Board the inclusion of the Compensation Discussion and Analysis in the annual report or proxy; and
•	Preparing the compensation committee report for inclusion in our proxy statement for our annual meeting.

In making decisions concerning executive compensation, the compensation committee typically considers, but is not required to accept, the recommendations of Dr. Ferré, our President and Chief Executive Officer, regarding the performance and proposed base salary, bonus target and equity awards for our named executive officers, including Dr. Ferré. The compensation committee may also request the assistance of Fritz L. LaPorte, our Chief Financial Officer, and our human resources department in evaluating the financial, accounting and tax implications of various compensation awards paid to the named executive officers. Neither Mr. LaPorte nor our human resources employees, however, recommend or determine the amounts or types of compensation paid to the named executive officers. Dr. Ferré and certain of our other executive officers may attend compensation committee meetings, as requested by the chairman of the compensation committee and depending on the issues to be discussed by the compensation committee, but none of these executive officers, including Dr. Ferré, attends any portion of the compensation committee meetings during which his compensation is discussed and approved.

In late 2009, the compensation committee engaged Radford Surveys and Consulting, or Radford, an independent executive compensation consultant, to provide consulting services to the committee with respect to 2010 executive compensation. The compensation committee utilized the output provided by Radford in connection with the 2009 engagement in determining 2011 executive compensation. Radford only provides consulting services to the committee, reports directly to the committee chairman, and only provides services that are requested by the committee, as further described below under “Determining Executive Compensation – Role of the Compensation Consultant and Benchmarking.” In January 2012, the compensation committee engaged Pearl Meyer & Partners, an independent executive compensation consultant, to provide consulting services to the committee with respect to 2012 executive and director compensation.

Our Board of Directors has determined that each member of our compensation committee is an independent director. Each member of our compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986.

Additional information regarding the compensation committee and our policies and procedures regarding executive compensation, including the role of executive officers and compensation consultants in recommending executive compensation, is provided below under “Compensation Discussion and Analysis.”

Corporate Governance and Nominating Committee

The functions of the corporate governance and nominating committee include, among other things:

•	Evaluating director performance on the Board and applicable committees of the Board;
•	Interviewing, evaluating, nominating and recommending individuals for membership on our Board of Directors;
•	Evaluating nominations by stockholders of candidates for election to our Board;
•	Reviewing and recommending to our Board of Directors any amendments to our corporate governance documents; and
•	Making recommendations to the Board regarding management succession planning.

Our Board of Directors has determined that each member of our corporate governance and nominating committee is an independent director.

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Nomination Process

Under our corporate governance guidelines, the corporate governance and nominating committee is responsible for identifying and recommending to our Board of Directors qualified candidates for Board membership. In considering potential candidates for Board membership, the corporate governance and nominating committee considers the entirety of each candidate’s credentials. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for the Board must possess:

•	high personal and professional ethics and integrity;
•	an ability to exercise sound judgment;
•	an ability to make independent analytical inquiries;
•	a willingness and ability to devote adequate time and resources to diligently perform Board duties; and
•	appropriate and relevant business experience and acumen.

In addition to the aforementioned minimum qualifications, the corporate governance and nominating committee may take into account other factors when considering whether to nominate a particular person. These factors include:

•	whether the person possesses specific industry expertise and familiarity with general issues affecting our business;
•	whether the person’s nomination and election would enable our Board to have a member that qualifies as an “audit committee financial expert” as this term is defined by the SEC in Item 407 of Regulation S-K, as may be amended;
•	whether the person would qualify as an independent director;
•	the importance of continuity of the existing composition of the Board; and
•	the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

A director candidate should have expertise, skills, knowledge and experience that, when taken together with that of other Board members, will lead to a Board of Directors that is effective, collegial and responsive to the needs of our company and our stockholders.

While the corporate governance and nominating committee does not have a formal policy relating specifically to the consideration of diversity in identifying director nominees, the committee does, as noted above, consider the importance of a diversified Board membership, including diversity of viewpoint, background, industry knowledge and perspective, as part of its overall evaluation of candidates for director nominees.

The corporate governance and nominating committee may seek to identify director candidates based on input provided by a number of sources, including (i) committee members, (ii) our other directors, (iii) our stockholders, (iv) our Chief Executive Officer and (v) third parties. The corporate governance and nominating committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates.

The corporate governance and nominating committee gives appropriate consideration to candidates for Board membership recommended for nomination by stockholders and evaluates such candidates in the same manner as other candidates identified to the committee. Stockholders who wish to nominate director candidates for election by stockholders at the annual meeting may do so in the manner disclosed in the Questions and Answers section of this proxy statement in accordance with the provisions of our bylaws. Members of the corporate governance and nominating committee will discuss and evaluate possible candidates in detail prior to recommending them to the Board.

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The corporate governance and nominating committee is also responsible for initially assessing whether a candidate would be an independent director. Our Board of Directors, taking into consideration the recommendations of the corporate governance and nominating committee, is responsible for selecting the nominees for election to the Board by the stockholders and for appointing directors to the Board to fill vacancies and newly created directorships, with primary emphasis on the criteria set forth above. The Board, taking into consideration the assessment of the corporate governance and nominating committee, also determines whether a nominee or appointee would be an independent director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our compensation committee is or has been an officer or employee of the company. None of our executive officers served on the board of directors or compensation committee of any other entity that has or has had an executive officer who served as a member of our Board of Directors or compensation committee during 2011. Each of Dr. Blumenfeld and Mr. Dewey had relationships with the company during 2011 that were disclosed as related person transactions. See “Certain Relationships and Related Person Transactions – Sensor Agreement” below.

Corporate Governance Guidelines and Code of BUSINESS Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers, and employees, including, without limitation, our principal executive officer, principal financial officer, controller, and persons performing similar functions. In addition, our Board of Directors also has adopted Corporate Governance Guidelines to assist our Board in exercising its duties. The Code of Business Conduct and Ethics and our Corporate Governance Guidelines are available, free of charge, on the Investor Relations section our website at www.makosurgical.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any waivers from or amendments to any provision of the Code of Business Conduct and Ethics by disclosing such information on the same website. We are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this proxy statement.

Communications with the Board of Directors

You can contact our Board of Directors to provide comments, to report concerns, or to ask a question, at the following address: Corporate Secretary, MAKO Surgical Corp., 2555 Davie Road, Fort Lauderdale, Florida, 33317. You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party. Communications are distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as:

•	Product complaints
•	Product inquiries
•	New product suggestions
•	Resumes and other forms of job inquiries
•	Surveys
•	Business solicitations or advertisements

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

You may also communicate online with our Board of Directors as a group by visiting the Investor Relations section of our website at www.makosurgical.com.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

We have adopted a Related Person Transactions Policy pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our audit committee, other independent committee of our Board of Directors, or the full Board. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of such person’s immediate family members in which the amount involved exceeds $120,000 must be presented to our audit committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our audit committee any such related person transaction. In approving or rejecting the proposed transaction, our audit committee shall take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person’s interest in the transaction and, if applicable, the impact on a director’s independence. After consideration of these and other factors, the audit committee may approve or reject the transaction. Under the policy, if we should discover related person transactions that have not been approved, the audit committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

SenSOR AGREEMENT

In August 2009, we entered into an agreement with a third-party sensor company associated with the potential future development of intellectual property and technology related to sensing devices in orthopedics. The agreement required an initial payment of $50,000 and required future payments in the event that we decided to enter into a licensing and supply agreement with the third-party sensor company following the end of the research and development period. In August 2010, we exercised our option to enter into a non-exclusive license and supply agreement for an upfront payment of $250,000. In October 2010, we exercised our option to enter into an exclusive license and supply agreement which required an upfront payment of $500,000 and a future payment of $250,000, which was due in 2011 and paid.

Ziegler MediTech Equity Partners LP, an affiliate of S. Morry Blumenfeld, a member of our Board of Directors, and Christopher C. Dewey, a member of our Board of Directors, beneficially owned approximately 10% and 5% respectively, of the issued and outstanding stock of the third-party sensor company at the time we entered into the agreement. Currently, Ziegler MediTech Equity Partners LP and Mr. Dewey beneficially own approximately 21% and 4%, respectively, of the issued and outstanding stock of the third-party sensor company. The members of the audit committee of our Board of Directors having no financial interest in the agreement approved the terms of the agreement and payments thereunder.

EMPLOYMENT OF RELATED PERSON

Florence Ferré joined the company in January 2012 as a consultant and was hired as a full-time employee in April 2012 as the Manager of Business Planning, a non-executive officer position, at a base salary of $105,000, with a one-time relocation bonus of $2,500 and reimbursement of up to $10,000 of moving expenses which, together with her potential bonus and other benefits, has the potential to exceed the $120,000 threshold set forth in our Related Person Transactions Policy. Ms. Ferré is the sister of Maurice R. Ferré, M.D., our President and Chief Executive Officer and Chairman of our Board of Directors. Ms. Ferré’s compensation is comparable to other company employees at a similar level. Ms. Ferré was not hired by, and does not report to, Dr. Ferré. The members of the audit committee of our Board of Directors approved the hiring of Ms. Ferré.

We do not believe that there has been any other transaction or series of similar transactions during 2011, or is any currently proposed transaction or series of similar transactions, to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer or principal stockholder, or members of any such person’s immediate family, had or will have a direct or indirect material interest, other than compensation described in “Executive Compensation.” We intend that any such future transactions will be approved by our audit committee and will be on terms no less favorable to our company than could be obtained from unaffiliated third parties.

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2011 DIRECTOR COMPENSATION

The following table sets forth information with respect to the compensation of all our non-employee directors during 2011.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
S. Morry Blumenfeld, Ph.D	$32,500(2)	$44,565(3)	$ 77,065
Christopher C. Dewey	$35,500(2)	$44,565(3)	$ 80,065
Charles W. Federico	$51,500(4)	$89,130(5)	$140,630
John G. Freund, M.D.	$33,500(2)	$44,565(3)	$ 78,065
Frederic H. Moll, M.D	$34,000(2)	$44,565(6)	$ 78,565
Richard R. Pettingill	$35,000(2)	$44,565(3)	$ 79,565
William D. Pruitt	$35,000(2)	$44,565(7)	$ 79,565
John J. Savarese, M.D.	$34,000(2)	$44,565(3)	$ 78,565

__________________________

(1)	Amounts represent the aggregate grant date fair value of awards granted by the company during 2011, as computed in accordance with Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation, disregarding any estimated forfeitures relating to service-based vesting conditions. The 2011 Director Option Awards Table below provides further detail on director option grants made in 2011.
(2)	Represents fees earned in cash in 2011, including an annual retainer of $24,000, $1,000 for each Board or committee meeting attended in 2011, and $500 for each telephonic or video Board or committee meeting attended in 2011.
(3)	As of December 31, 2011, Drs. Blumenfeld, Freund and Savarese and Messrs. Dewey and Pettingill each held options exercisable for 6,600 shares, 4,950 of which had vested and become exercisable.
(4)	Represents fees earned in cash in 2011, including an annual retainer of $24,000, an annual retainer as Lead Director of $16,000, $1,000 for each Board or committee meeting attended in 2011, and $500 for each telephonic or video Board or committee meeting attended in 2011.
(5)	As of December 31, 2011, Mr. Federico held options exercisable for 37,125 shares, 32,562 of which had vested and become exercisable.
(6)	As of December 31, 2011, Dr. Moll held options exercisable for 22,275 shares, 19,982 of which had vested and become exercisable.
(7)	As of December 31, 2011, Mr. Pruitt held options exercisable for 19,800 shares, 17,599 of which had vested or become exercisable.

2011 Director Option Awards Table

Name	Grant Date	Number of Securities Underlying Options (#)(1)	Grant Date Fair Value of Option Awards ($)(2)
S. Morry Blumenfeld, Ph.D	6/16/11	3,300	$44,565
Christopher C. Dewey	6/16/11	3,300	$44,565
Charles W. Federico	6/16/11	6,600	$89,130
John G. Freund, M.D.	6/16/11	3,300	$44,565
Frederic H. Moll, M.D	6/16/11	3,300	$44,565
Richard R. Pettingill	6/16/11	3,300	$44,565
William D. Pruitt	6/16/11	3,300	$44,565
John J. Savarese, M.D.	6/16/11	3,300	$44,565

__________________________

(1)	Option awards granted to each named executive officer during 2011 vest ratably quarterly over one year.
(2)	Amounts represent the aggregate grant date fair value of awards granted by the company during 2011, as computed in accordance with ASC 718, disregarding any estimated forfeitures relating to service-based vesting conditions.

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We reimburse all of our directors for their reasonable out-of-pocket travel expenses associated with attending Board or committee meetings in person. Dr. Ferré, our only employee director, does not receive any compensation for his services as a director.

In January 2012, the compensation committee engaged Pearl Meyer & Partners, an independent executive compensation consultant, to provide consulting services to the committee with respect to 2012 director compensation.

Annual Cash Compensation

Each non-employee member of our Board received an annual retainer of $24,000, paid quarterly in arrears, a fee of $1,000 for each Board meeting or committee meeting attended in person during 2011, and $500 for each telephonic or video Board or committee meeting attended during 2011. Our lead director also received an additional annual retainer of $16,000, paid quarterly in arrears.

Equity Compensation

On a case-by-case basis, non-employee directors may be entitled to receive options, in an amount determined by our Board of Directors or its compensation committee in its respective discretion, to purchase shares of common stock upon initial election or appointment to the Board of Directors. In determining the number of options granted to a director upon initial election or appointment, the compensation committee uses its judgment and, consistent with our compensation objectives, maintains the flexibility necessary to recruit qualified and experienced directors.

Furthermore, each non-employee director is entitled to an annual grant of options to purchase 3,300 shares of our company’s common stock, and, with respect to our lead director only, an additional annual grant of options to purchase 3,300 shares of our company’s common stock. In each case, the exercise price is equal to the fair market value of our common stock on the day of grant and the option grant vests ratably quarterly over one year. Each annual anniversary grant and lead director annual grant is granted in connection with the annual meeting of our stockholders. Until February 2008, all outstanding options granted to our non-employee directors were issued under our 2004 Stock Incentive Plan. Thereafter, all options granted to our non-employee directors are issued under our 2008 Omnibus Incentive Plan.

EXECUTIVE OFFICERS

Our executive officers, their respective ages as of April 9, 2012, and their positions with our company are as follows:

Name	Age	Position
Maurice R. Ferré, M.D.	51	President, Chief Executive Officer and Chairman
Fritz L. LaPorte	42	Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer
Ivan Delevic	46	Senior Vice President of Strategic Marketing and Business Development
Menashe R. Frank	45	Senior Vice President, General Counsel and Secretary
Lawrence T. Gibbons (1)	60	Senior Vice President of Regulatory Affairs and Quality Assurance
Richard Leparmentier	44	Senior Vice President of Engineering
Duncan H. Moffat	51	Senior Vice President of Operations
Steven J. Nunes	53	Senior Vice President of Sales and Marketing

__________________________

(1)	Mr. Gibbons joined our company on February 3, 2012.

The principal occupations and positions for at least the past five years of the executive officers named above are as follows:

Maurice R. Ferré, M.D. Please see “Election of Directors” above.

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Fritz L. LaPorte, our Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer, has been with us since our inception in November 2004. From 2001 to November 2004, Mr. LaPorte served as Chief Financial Officer of Z-KAT, Inc. From 1997 to 2000, Mr. LaPorte served as the Director of Finance for Holy Cross Hospital, Inc., a 580-bed acute care facility in Fort Lauderdale, Florida. From 1993 to 1997, Mr. LaPorte served as a Senior Auditor in the Assurance Healthcare Group of Ernst & Young LLP, our independent registered public accounting firm. Mr. LaPorte holds a B.B.A. in accounting from Florida Atlantic University and is a Certified Public Accountant.

Ivan Delevic, our Senior Vice President of Strategic Marketing and Business Development, has been with us since April 2009. Beginning in 2007 through April 2009, Mr. Delevic was a business development consultant to medical device companies through ATID Group Inc. and IDAT LLC, companies he founded in 2007. From 1996 to 2007, Mr. Delevic held various positions with General Electric’s healthcare division, both domestically and internationally, including as General Manager for Molecular Imaging EMEA, Global Marketing and Sales Manager for Surgical Navigation, Business Development Manager with GE Healthcare’s Global Business Development, Six Sigma Leader & Black Belt for Global Functional Imaging, and Sales Manager for Southeastern Europe. From 1992 to 1996, Mr. Delevic worked for Johnson & Johnson, Inc. as a Business Manager in Budapest, Hungary. Mr. Delevic holds a M.B.A. from the Technical University of Budapest through a joint program with Herriot-Watt University and a M.S. in Electrical Engineering from the Technical University of Budapest.

Menashe R. Frank, our Senior Vice President, General Counsel and Secretary, has been with us since our inception in November 2004. From July 2004 to November 2004, Mr. Frank was a legal consultant to Z-KAT, Inc. Mr. Frank specialized in corporate transactions and governance as an attorney with the law firm of Hogan & Hartson (now Hogan Lovells) from 2001 to June 2004, and the law firm of Baker & McKenzie from 2000 to 2001. Mr. Frank served as Chief Legal Officer for Enticent.com, Inc. from 1998 to 2000 and was an associate in the business finance and restructuring department of the law firm of Weil, Gotshal & Manges LLP from 1996 to 1998. Mr. Frank holds a B.A. in political science from American University and a J.D. from the University of Miami School of Law.

Lawrence T. Gibbons, our Senior Vice President of Regulatory Affairs and Quality Assurance, has been with us in his current position since February 2012. Prior to accepting his current position at our company, Mr. Gibbons provided us with consulting services through his former consulting firm, Quality Systems Consulting Services. From 2007 to 2011, Mr. Gibbons held various positions with Fisher & Paykel Healthcare, a medical device manufacturer, including Managing Director, Mexico and Special Consultant to CEO, and was responsible for establishing a manufacturing facility in Mexico and establishing the quality system at the company’s New Zealand headquarters and manufacturing site. From 2006 to 2007, Mr. Gibbons served as Vice President of Quality/Regulatory, Atrial Fibrillation Division, of St. Jude Medical, a medical technology and services company. From 2004 to 2006, Mr. Gibbons served as Vice President of Quality Assurance of Baxter International, Inc., a global healthcare company, where he was responsible for leading the quality function and overseeing the implementation of the company´s various quality programs. Prior to joining Baxter, Mr. Gibbons was vice president of quality assurance and regulatory affairs for Tyco Healthcare. Mr. Gibbons spent more than 20 years in various quality and regulatory positions with increasing responsibility at Kendall Company, which was acquired by Tyco Healthcare in 1994. Prior to joining Kendall Company, Mr. Gibbons was an investigator with the U.S. Food and Drug Administration´s Boston District Office. Mr. Gibbons currently serves on the board of directors and all of the committees of Fisher and Paykel Healthcare. Mr. Gibbons holds a B.S. in science from the University of Massachusetts.

Richard Leparmentier, our Senior Vice President of Engineering, has been with us since March 2010. From 2007 to 2010, Mr. Leparmentier served as U.S. VP of Design and Engineering for ASML, a Dutch lithography equipment company, where he managed a team of approximately 320 engineers across the U.S. and the Netherlands. From 1995 to 2006, Mr. Leparmentier held various positions with GE Healthcare, including Vice President of OEC-Surgery Engineering, a leader in surgical x-ray and navigation equipment, where he managed approximately 270 engineers and his responsibilities included new product development through both internal development and business development, Engineering Manager for radiography products in China, and Lead System Designer for radiographic products in Buc, France. Mr. Leparmentier holds an engineering degree in Biology and Micromechanics from Ecole Polytechnique in France, an engineering degree from Ecole Nationale Supérieure des Télécommunications in France, and an M.B.A. from NYU Stern School of Management.

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Duncan H. Moffat, our Senior Vice President of Operations, has been with us since April 2008. From 2001 to 2008, Mr. Moffat served as Vice President of Operations for the nuclear medicine business of Philips Medical Systems, a worldwide manufacturer of medical imaging equipment. From 1998 to 2001, Mr. Moffat served as Vice President of Operations for Lumisys, a start-up company providing digital x-ray products that was sold to Eastman Kodak in 2001. Beginning in 1982, Mr. Moffat held various positions with the Lucas companies, first with two Lucas affiliates in England, followed by a position as project manager with Lucas Control Systems Products, Hampton, Virginia, and then by a position as Director of Operations with Lucas Deeco Systems, Hayward, California, from 1995 to 1998. Mr. Moffat holds a Bachelor of Science in Electrical and Electronic Engineering, Strathclyde University, Glasgow, Scotland.

Steven J. Nunes, our Senior Vice President of Sales and Marketing, has been with us since May 2006. From September 2002 to May 2006, Mr. Nunes served as Director of Commercialization for GE Healthcare, a unit of General Electric Company, a diversified technology, media, and financial services company. From 1996 to April 2002, Mr. Nunes held various positions, including Vice President of Sales and Marketing, at Visualization Technology, Inc., a medical device company for image-guided surgery, which was later acquired by GE Healthcare. In 1990, Mr. Nunes established SJN Medical Inc., an independent distributor of surgical endoscopy products, and served as its President until the company was acquired in 1996. Mr. Nunes holds a B.A. in broadcast journalism from the University of Massachusetts-Amherst.

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COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis is to provide material information about the compensation of our executive officers named below under the caption, “Executive Compensation—2011, 2010, and 2009 Summary Compensation Table,” whom we refer to as our named executive officers. In this section, we provide an analysis and explanation of our executive compensation program and the compensation derived by our named executive officers from this program. All share numbers in this section and the tables that follow reflect our one-for 3.03 reverse split of our common stock effected in February 2008.

Executive Summary

This Compensation Discussion and Analysis outlines our executive compensation program. In particular, it explains our compensation philosophy, which is to provide performance-oriented incentives that fairly compensate our executive officers and enable us to attract, retain and motivate executives with outstanding ability and potential. We then discuss the elements of our executive compensation program including base salary, cash bonuses, and long-term equity compensation. This Compensation Discussion and Analysis also provides a summary of the key provisions of our employments agreements with each of our named executive officers, including the change in control arrangements.

Compensation Philosophy and Objectives

Our compensation philosophy is to offer our executive officers, including the named executive officers, compensation and benefits that are competitive and that meet our goals of attracting, motivating, and retaining highly skilled management so that we can achieve our financial and strategic objectives to create long-term value for our stockholders. We believe that compensation should be determined within a framework that is intended to reward individual contribution and strong financial performance by our company. Within this overall philosophy, our objectives are to:

•	Drive company performance. Our incentive plans are designed to reward annual and long-term company performance by focusing on the achievement of strategic and financial performance measures that influence stockholder value.
•	Facilitate alignment with stockholders. Our long-term incentives are delivered in the form of equity to provide executives with a direct interest in the performance of our stock.
•	Be fair and equitable. Our executive compensation programs are designed to provide compensation that is fair and equitable based on our company’s overall performance as well as the individual contributions of our executive officers. In addition to conducting analyses of market pay levels, we consider the pay of the named executive officers relative to one another and relative to other members of the executive team.
•	Provide leadership stability and continuity. Our compensation program is designed to reward both long-term contributions and retain and motivate our executive officers as well as attract new executive talent. We recognize that the stability of the leadership team enhances our company.
•	Be competitive. We conduct market pay analyses to ensure the compensation we pay our executive officers is competitive in terms of elements of pay, program design and resulting levels of pay.
•	Reflect factors of role and individual. We consider the individual situation of each of our executive officers to ensure we are compensating for the executive officer's responsibilities and individual skills and performance.

DETERMINING EXECUTIVE COMPENSATION

Role of the Compensation Committee and Input from Management

Our Board of Directors has delegated to its compensation committee the authority to make all final decisions regarding the compensation of our named executive officers, although on occasion the compensation committee has referred recommended actions to the Board of Directors for final resolution. In making such decisions, the compensation committee considers the various factors described below in this Compensation Discussion and Analysis with respect to particular compensation elements.

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When making compensation decisions, the compensation committee also typically considers, but is not required to accept, the recommendations of Dr. Maurice R. Ferré, our President and Chief Executive Officer, regarding the performance and proposed base salary, bonus target and equity awards for our named executive officers, including Dr. Ferré. The compensation committee may also request the assistance of Mr. Fritz L. LaPorte, our Chief Financial Officer, and our human resources department in evaluating the financial, accounting and tax implications of various compensation awards paid to the named executive officers. Neither Mr. LaPorte nor our human resources employees, however, recommend or determine the amounts or types of compensation paid to the named executive officers. Dr. Ferré and certain of our other executive officers may attend compensation committee meetings, as requested by the chairman of the compensation committee and depending on the issues to be discussed by the compensation committee, but none of these executive officers, including Dr. Ferré, attends any portion of the compensation committee meetings during which his compensation is discussed and approved.

Role of the Compensation Consultant and Benchmarking

In making its 2011 compensation decisions, the compensation committee considered input received from Radford Surveys and Consulting, or Radford, an independent executive compensation consultant engaged by the committee in late 2009 in connection with 2010 executive compensation. In 2009, the committee instructed Radford to provide advice and guidance to the committee regarding our executive compensation program and to conduct a competitive market review and analysis of our executive compensation program, including a comparison of the compensation of our executive officers relative to the compensation paid to similarly-situated executives at companies that we consider to be our peers, a practice often referred to as “benchmarking.”

The compensation committee believes that a benchmark should be just that—a point of reference for measurement—but not the determinative factor for the compensation of our executive officers. The committee recognizes that our executive compensation program must be competitive in the marketplace and believes that the comparative compensation information assists the committee in assessing the competitiveness of our executive compensation. Because the comparative compensation information is just one tool used in setting executive compensation, the compensation committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, the committee may elect to not use the comparative compensation information at all in the course of making compensation decisions.

At the instruction of the compensation committee, Radford recommended, and the compensation committee approved, the following peer group of publicly traded medical device companies for use in benchmarking the compensation of our executive officers:

Abiomed, Inc.	Hansen Medical, Inc.	RTI Biologics, Inc.
Alphatec Holdings, Inc.	Harvard Bioscience, Inc.	Spectranetics Corp.
Anika Therapeutics, Inc.	Insulet Corp.	Sterotaxis, Inc.
ATS Medical, Inc.	Kensey Nash Corp.	SurModics, Inc.
Biosphere Medical Inc.	LeMaitre Vascular Inc.	Synovis Life Technologies, Inc.
Conceptus, Inc.	Micrus Endovascular Corporation	TranS1 Inc.
Cutera, Inc.	Orthovita, Inc.	Vascular Solutions, Inc.
DexCom, Inc.	Osteotech Inc.
Endologix, Inc.	Palomar Medical Technologies, Inc.

The committee believes that at the time Radford conducted the competitive market review of our executive compensation program this peer group of companies was representative of the sector in which we operate, and continues to be fairly representative of such sector. The group was chosen because of each company’s relative size as measured by revenue, market capitalization, and number of employees. Radford also utilized data from Radford’s Global Life Sciences and High Technology Executive Total Direct Compensation Surveys that relate to medical devices companies with revenues of less than $250 million. These surveys are total compensation surveys that include total direct compensation, including base salary, annual short-term incentive compensation, and long-term incentive compensation and are widely used and known within the global sciences and high technology industries. For comparison data related to long-term incentive compensation, the scope of the surveys was expanded to medical device companies with revenues of less than $500 million due to the limited data available for companies with revenues of less than $250 million. The compensation committee was not aware of the identities of the individual participating companies in the surveys.

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In 2011, the compensation committee considered the executive compensation practices of our peer group as well as the survey data provided by Radford in connection with its determination of the elements of our executive compensation program, which elements are described in detail below. The compensation committee did not, however, seek to offer compensation to our named executive officers at any specific level as measured against our selected peer group. Rather, the compensation committee reviewed and analyzed the peer group and survey data to inform its decisions and provide it with a sense of the competitive landscape for executive talent.

Role of Advisory Vote to Approve Compensation of our Named Executive Officers

The compensation committee also considers the results of our stockholders’ advisory vote to approve the compensation of our named executive officers when determining executive compensation. At our 2011 annual meeting of stockholders, over 98% of the votes cast on the advisory vote expressed approval of the compensation of our named executive officers. The compensation committee believes this vote reflects general approval of our company’s approach to executive compensation, and it did not implement any significant changes in the structure of our executive compensation program as a direct result of the vote. The compensation committee will continue to consider the results of the annual advisory vote to approve compensation when making future compensation decisions for our named executive officers.

Elements of Our Executive Compensation Program

The principal elements of our executive compensation program have traditionally been base salary, cash bonus compensation and long-term equity compensation in the form of stock options or shares of restricted stock. We also have provided some named executive officers with limited perquisites and other benefits that the compensation committee believes were reasonable and consistent with the objectives of our executive compensation programs, as discussed below. We made discretionary grants of performance-based compensation with respect to 2011 performance under our 2011 Leadership Cash Bonus Plan applicable to all employees in management positions, including the named executive officers, and we made other grants of incentive compensation to certain of our employees, including our named executive officers. We discuss the grants more fully below.

Each of these forms of compensation enables the satisfaction of one or more of our compensation objectives: to attract and retain talented key employees, to reward superior individual and company performance and to align executive and stockholder interests. We combine the compensation elements for each executive officer in a manner that the compensation committee believes, in its discretion and judgment, is consistent with the executive’s contributions to our company and our overall goals with respect to executive compensation. We have not adopted any policies with respect to the mix of long-term versus currently-paid compensation, but believe that both elements are necessary for achieving our compensation objectives. Currently-paid compensation provides financial stability for each of our named executive officers and immediate reward for superior company and individual performance, while long-term compensation rewards achievement of strategic long-term objectives and contributes toward overall stockholder value. Similarly, while we have not adopted any policies with respect to the mix of cash versus equity compensation, we believe that it is important to encourage or provide for a meaningful amount of equity ownership by our named executive officers to help align their interests with those of our stockholders, one of our compensation objectives.

Base Salary

We believe that a competitive base salary is an important component of compensation as it provides a degree of financial stability for our executive officers and is critical to recruiting and retaining our executives. Base salary is also designed to recognize the scope of responsibilities placed on each executive officer and reward each executive for his unique leadership skills, management experience and contributions. We make a subjective determination of base salary after considering such factors collectively. Our compensation committee has historically reviewed the base salaries of our named executive officers on a periodic basis, as the facts and circumstances may warrant.

As discussed below under “Employment Agreements,” each of our named executive officers has entered into an employment agreement with us that established an initial base salary for such officer. We determined these initial salary amounts as a result of arm’s length negotiations with each named executive officer over the terms of their respective employment.

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In February 2011, the compensation committee awarded merit pay increases, reflected in the table below, to each of our named executive officers to reflect the compensation committee’s subjective review of each named executive officer’s overall individual performances. The members of our compensation committee believe, based on their collective experience and general awareness of compensation practices, that these salary amounts are comparable to salaries offered by our competitors for similar positions.

Name	Previous Salary	New Salary
Maurice R. Ferré, M.D.	$400,248	$420,260
Fritz L. LaPorte	$264,989	$280,888
Ivan Delevic	$234,148	$258,197
Menashe R. Frank	$255,310	$270,628
Steven J. Nunes	$222,602	$270,000

Cash Bonuses

We have designed our cash bonus compensation arrangements to reward achievement of strategic and financial goals that support our objective of enhancing stockholder value and to motivate executives to achieve superior performance in their areas of responsibility.

Annually, management presents to our Board of Directors a proposed operating plan that includes the proposed performance goals and criteria for our company for the upcoming year. Following an opportunity to review the operating plan and provide comments and suggested revisions, the Board of Directors adopts the operating plan, reserving the right, but not the obligation, to make modifications to the operating plan, and the related metrics scorecard, described below, throughout the upcoming year if any such modifications are required as a result of new information or changes in the company’s objectives or strategic plan. Following our Board of Director’s approval of the operating plan, management presents to our compensation committee the proposed leadership cash bonus plan and metrics scorecard for the upcoming year. The leadership cash bonus plan is the plan under which our management level employees, including our named executive officers, are eligible to be compensated in the form of a cash bonus with respect to performance in the upcoming year. The MAKO metrics scorecard is a tool to measure our company’s overall performance and achievement of specific goals and objectives as set forth in our annual operating plan and is used in connection with determining employee compensation matters under the annual leadership cash bonus plan.

2011 Leadership Cash Bonus Plan

In October 2010, our Board of Directors reviewed and approved management’s proposed operating plan for 2011, which included the performance goals and criteria for our company for 2011. In December 2010, management presented to our compensation committee the proposed 2011 MAKO Metrics Scorecard as a tool to measure our company’s performance against the defined business objectives set forth in the operating plan. After the compensation committee considered the proposals, it made recommendations to management concerning the performance goals and criteria and approved a revised version of the performance goals and criteria, subject to our Board of Director’s review and ratification of the 2011 MAKO Metrics Scorecard. Management than presented the modified 2011 MAKO Metrics Scorecard to our Board of Directors, who made additional recommendations to management concerning the performance goals and criteria and approved a revised version of the 2011 MAKO Metrics Scorecard. Thereafter, the compensation committee approved the 2011 Leadership Cash Bonus Plan, the final 2011 MAKO Metrics Scorecard, as revised by our Board of Directors, and the use of the 2011 MAKO Metrics Scorecard in connection with determining employee compensation matters under the 2011 Leadership Cash Bonus Plan, reserving the right to exercise its discretion to authorize the payment of annual performance bonuses outside of the 2011 Leadership Cash Bonus Plan.

The 2011 Leadership Cash Bonus Plan provided that upon our achievement of certain target and incremental performance goals derived from our 2011 operating plan and set forth in the 2011 MAKO Metrics Scorecard, each management level employee, including our named executive officers, will be paid a cash performance bonus amount. The amount of this bonus would be a percentage of the employee’s base salary, which is calculated by multiplying the percentage of the MAKO Metrics Scorecard Percentage achieved by our company for the year by a target percentage assigned to each management level employee based on the employee’s level of responsibility within our company. The 2011 MAKO Metrics Scorecard Percentage represents the weighted percentage of pre-defined performance goals that we achieved at the end of 2011, as determined by the compensation committee in its discretion. Under the 2011 Leadership Bonus Plan, the MAKO Metrics Scorecard Percentage would range from 80% at a minimum up to a maximum of 200%, depending upon the target and incremental goals achieved by our company.

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For 2011, our compensation committee set the threshold, target and maximum percentages of base salary for our named executive officers at the following levels:

Name	Threshold (%)	Target (%)	Maximum (%)
Maurice R. Ferré, M.D.	40(1)	50(1)	100(1)
Fritz L. LaPorte	26	32.5	65
Ivan Delevic	20	25	50
Menashe R. Frank	20	25	50
Steven J. Nunes	20	25	50

__________________________

(1)	Dr. Ferré’s employment agreement provides for a target cash bonus equal to 50% of his base salary, which may be increased or decreased at the compensation committee’s discretion.

Our compensation committee set these percentages based on management’s proposal and its subjective evaluation of the relative importance of our named executive officers’ positions, the officers’ past and expected future contributions to the performance of our company, and, in the case of Dr. Ferré, the compensation committee also considered the terms of the executive officer’s employment agreement.

The target performance goals and incremental performance goals that the committee chose to govern potential awards under the Leadership Cash Bonus Plan for 2011 related to the following categories:

•	Total revenue;
•	RIO® Robotic Arm Interactive Orthopedic system, or RIO system, sales;
•	MAKOplasty® procedure volume;
•	Working capital;
•	Targets with respect to expanded applications of the RIO system and expanded commercialization of our company’s products; and
•	Targets with respect to the satisfaction of our company’s customers with respect to our company’s products.

The compensation committee believed it was more likely than not that we would achieve the target performance goals and reasonably possible that we would achieve the incremental performance goals. The determination of whether and to what extent these metrics were achieved during 2011 was made by the compensation committee. The metrics for several product and financial related target performance goals are set forth below; the specific metrics for our other target performance goals and our incremental performance goals involve confidential commercial or financial information, the disclosure of which would provide competitors and other third parties with insights into our confidential planning process and strategic plan, including related development timelines, that we believe would result in competitive harm to our company.

Target Performance Goal	Metric
Total Revenue	$75,400,000
Working Capital	$75,000,000
RIO system sales	46
MAKOplasty procedure volume	6,900

Following the compensation committee’s review in February 2012 of 2011 performance under the 2011 Leadership Cash Bonus Plan, the committee determined that our company achieved performance goals set forth in the 2011 MAKO Metrics Scorecard in the following categories:

•	Total revenue;
•	Working capital;
•	RIO system sales; and
•	MAKOplasty procedure volume.

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The compensation committee noted that certain 2011 achievements in the following two performance goal categories, while not satisfying the particular performance goal metrics set forth in the 2011 MAKO Metrics Scorecard, were substantial and meaningful for our company in 2011:

•	Delightful Customer Experience – maintained high internally-measured customer satisfaction survey score.
•	Expanded Product Offering – commercially launched MAKOplasty® Total Hip Arthroplasty application for the RIO system and RESTORIS® hip implant system.

The compensation committee also considered certain additional factors when determining whether to authorize the payment of discretionary annual performance bonuses to our named executive officers under the 2011 Leadership Cash Bonus Plan, including the following year-end results:

•	66% increase in our per share stock price during the year ended December 31, 2011;
•	69% increase in our commercial installed base of MAKOplasty sites during 2011;
•	99% increase in MAKOplasty procedures performed during 2011 as compared to procedures performed in 2010;
•	91% increase in our revenue for 2011 as compared to revenue for 2010; and
•	Continuing to drive MAKOplasty adoption through our extensive clinical research program.

In recognition of the achievements described above, and in light of our overall strong 2011 performance and the contribution of all executive officers in achieving this performance, the compensation committee exercised its discretion and recommended that our board of directors authorize the payment of a discretionary annual performance bonus to each of the named executive officers under the 2011 Leadership Cash Bonus Plan. Our Board of Directors accepted the recommended of the compensation committee and approved the payment of discretionary annual performance bonuses in the amounts set forth below, which bonuses reflected a 2011 MAKO Metrics Scorecard Percentage of 120% (which was within the range of 80% to 200% originally contemplated by the compensation committee under the 2011 Leadership Cash Bonus Plan).

Name	2011 Annual Performance Bonus
Maurice R. Ferré, M.D.	$252,156
Fritz L. LaPorte	$109,546
Ivan Delevic	$ 77,459
Menashe R. Frank	$ 81,188
Steven J. Nunes	$ 81,000

Long-Term Equity Compensation

We grant stock options and restricted stock to our named executive officers, as we believe that such grants further our compensation objectives of aligning the interests of our named executive officers with those of our stockholders, encouraging long-term performance, and providing a simple and easy-to-understand form of equity compensation that promotes executive retention. We view such grants both as incentives for future performance and as compensation for past accomplishments.

We historically have made grants of equity to named executive officers in connection with their initial hire. The number of stock options or shares of restricted stock granted to each named executive officer in connection with such executive’s initial hire, was determined based upon negotiations with each executive, represented the number necessary to recruit each executive from his then-existing position and reflected the compensation committee’s subjective evaluation of the executive’s experience and potential for future performance. In addition, we have made annual grants and additional discretionary grants, from time to time, as determined by the compensation committee or our Board of Directors, as applicable, taking into consideration such factors as individual performance and competitive market conditions. The compensation committee determined the timing of any such equity grant based on the achievement by the named executive officer and not any effort to time the grants in coordination with changes in our stock price.

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We have traditionally granted stock options and performance-based restricted stock, rather than other forms of long-term incentives, because they create value for the executive only if stockholder value is increased through an increased market price of our common stock. We have also determined that the use of time-based restricted stock is appropriate in certain situations as a retention tool. Prior to the completion of our initial public offering in February 2008, all stock option and restricted stock grants were made pursuant to our company’s 2004 Stock Incentive Plan and our Board of Directors, based on the recommendation of our compensation committee, determined the exercise price based on internal or third-party valuation reports. Since the completion of our initial public offering, all option grants have been approved by the compensation committee and made pursuant to our 2008 Omnibus Incentive Plan, and the exercise price of stock options is based on the fair market value of our common stock on the grant date, which is equal to the closing price of our common stock on that date.

The compensation committee engaged Radford Surveys and Consulting in 2010 to provide consulting services to the committee with respect to an evaluation of the company’s policies with respect to Dr. Ferré’s long-term equity compensation. Radford proposed a long-term equity incentive strategy intended to guide Dr. Ferré’s long-term equity compensation through the end of 2014. The proposed strategy included awards to Dr. Ferré in 2010 and 2011 of restricted stock with vesting to occur upon the satisfaction of certain targets related to our stock price and completion of a certain period of service and incentive stock options. Following its review of the long-term equity incentive strategy proposed by Radford, the compensation committee approved the 2010 components of the strategy in April 2010 and the 2011 components, which are reflected in the table below, in February 2011 in order to retain Dr. Ferré and motivate his performance in an effort to continue to improve stockholder value. The 2010 and 2011 restricted stock components of the strategy may be earned by Dr. Ferré at the end of the performance period (i.e., March 31, 2013 or the date of a change of control of the Company) based on the achievement of certain threshold, target, and stretch goals tied to the Company's stock price. The actual number of shares of restricted stock that Dr. Ferré can earn under the long-term equity strategy ranges from zero shares if the threshold goal is not achieved to 375,000 shares if the stretch goal is achieved.

In addition, in connection with the compensation committee’s annual review of each named executive officer’s individual performance, in February 2011, the committee approved the grant of incentive stock options, reflected in the table below, to each of our other named executive officers. All of the options vest ratably on a quarterly basis over a four-year period starting on the date of grant.

Name	Incentive Stock Options	Restricted Stock
Maurice R. Ferré, M.D.	150,000	300,000
Fritz L. LaPorte	65,000	―
Ivan Delevic	65,000	―
Menashe R. Frank	55,000	―
Steven J. Nunes	65,000	―

Furthermore, in recognition of our company’s achievements described above and overall strong performance for the year ended December 31, 2011 and the significant contribution of Dr. Ferré in achieving this performance, the compensation committee exercised its discretion to authorize the grant of 60,000 incentive stock options to Dr. Ferré, which will vest on a quarterly basis over a four-year period, commencing on February 23, 2012, the grant date.

Employee Stock Purchase Plan

We have not adopted any formal employee equity ownership requirements or guidelines. In 2007, we adopted the 2008 Employee Stock Purchase Plan to encourage equity ownership by all of our employees, which became effective immediately upon completion of our initial public offering in February 2008. We offer subscriptions for shares of our common stock pursuant to the plan to eligible employees, including our named executive officers. Our named executive officers may participate in the plan on the same basis as all other eligible participants, who include substantially all of our salaried employees.

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Perquisites and Other Benefits

As a general matter, we do not intend to offer perquisites or other benefits to any executive officer, including the named executive officers, with an aggregate value in excess of $10,000, because we believe we can provide better incentives for desired performance with compensation in the forms described above. We recognize that, from time to time, it may be appropriate to provide some perquisites or other benefits in order to attract, motivate and retain our executives, with any such decision to be reviewed and approved by the compensation committee as needed.

Employment Agreements and Change in Control Arrangements

Each of our named executive officers has an employment agreement that provides for severance payment arrangements following specified termination events. We have entered into these employment agreements because we believe they are necessary to retain our named executive officers and to obtain their agreement to post-employment restrictions, such as noncompetition, non-solicitation and confidentiality, that protect our interests. We negotiated the severance provisions in the employment agreements with each of the named executive officers based on what the compensation committee believed, in its experience, to be a reasonable, but not overly generous, severance package to each executive and necessary to retain the executive. The terms of the employment agreements are discussed below under “Executive Compensation – Employment Agreements.”

In February 2009, the compensation committee approved an amended and restated form of employment agreement for certain of our senior vice presidents because we believed it was necessary to expand the post-employment restrictions to provide greater protection to our company as it expands its business and to align our employment agreements with those utilized by similarly situated public companies. Following the committee’s approval, we entered into an amended and restated employment agreement with each of Messrs. LaPorte, Frank, and Nunes and an amendment to Dr. Ferré’s existing employment agreement. These amendments broadened the post-employment noncompetition and non-solicitation restrictions so that the restrictions apply to any image guided surgical device and/or software used in combination with any surgical robotic device and/or software in the field of orthopedics. The employment agreement for Mr. Delevic contains these expanded noncompetition and non-solicitation restrictions. In consideration for these changes, we also agreed to the following modifications to the employment agreement of Messrs. LaPorte, Frank, and Nunes:

•	Accelerated vesting of equity awards that vest based on time upon termination of employment as a result of death, disability, without cause or for good reason or upon the occurrence of a change in control of our company.
•	Increased severance payments upon termination of employment and the occurrence of a change in control of our company.
•	Eighteen month period of noncompetition and non-solicitation of employees and customers following termination of employment as a result of a change in control (lengthened from a twelve month period).

Dr. Ferré’s employment agreement already provided for accelerated vesting of equity awards upon a change in control of our company. We had agreed to such accelerated vesting as a result of an arm’s length negotiation with Dr. Ferré over the terms of his agreement.

In November 2011, the compensation committee approved amending the employment agreement of certain of our senior vice presidents, including Mr. Delevic, to provide for the accelerated vesting of equity awards that vest based on time upon the termination of employment, without cause or for good reason, if such termination occurred in anticipation of a change in control or on or within six months after a change in control. We agreed to these amendments as a result of an arm’s length negotiation with the impacted senior vice presidents over the terms of their agreements.

The severance payment arrangements for all of our named executive officers include a “double trigger,” meaning that they would not be entitled to severance payments under their employment agreements upon a change in control of our company, unless specific additional events occur, such as a material adverse change in responsibilities.

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The compensation committee does not take into account severance packages in determining the amounts of other elements of compensation, such as base salary, cash bonus, stock option grants and restricted stock grants. See “Executive Compensation—Termination and Change in Control Payments” below for a description of the severance and change in control arrangements for our named executive officers.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our named executive officers. While we consider the applicable accounting and tax treatment, these factors alone are not dispositive, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to covered employees, unless specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. Section 162(m) provides that programs adopted prior to an initial public offering, such as our 2008 Omnibus Incentive Plan, have the benefit of a transition period, which for our company ends on the date of the 2012 annual meeting, during which compensation paid under the program is deemed to be deductible. To preserve our ability to deduct performance-based compensation provided under our 2008 Omnibus Incentive Plan in future periods, we are asking our stockholders to approve Proposal Three at the annual meeting. See “Proposal Three - Approval of the Material Terms of the Performance Goals under our 2008 Omnibus Incentive Plan in accordance with section 162(m) of the Internal Revenue Code” below.

In general, we have determined that we will not seek to limit executive compensation so that all of such compensation is deductible under Section 162(m). However, from time to time, we monitor whether it might be in our interests to structure our compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and, as a result, our compensation committee has not adopted a policy requiring all compensation to be deductible. Our compensation committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

Sections 280G and 4999 of the Internal Revenue Code impose an excise tax on certain payments to executives made in connection with a change in control and make such payments non-deductible to the company. The effects of Sections 280G and 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive officer’s personal compensation history. To ensure that Dr. Ferré receives the level of benefits that we intend, the compensation committee determined that it would be appropriate to pay the cost of any excise tax imposed under Sections 280G and 4999, in the event such provisions became applicable, plus an amount needed to pay income taxes due on such additional payment. Dr. Ferré’s employment agreement accordingly provides for such a gross-up payment, which the compensation committee believes is consistent with its goal of offering a total compensation program that takes into consideration competitive market requirements.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the above Compensation Discussion and Analysis with our management and, based on such review and discussion, has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

MAKO Surgical Corp. COMPENSATION COMMITTEE

Charlie W. Federico, Chairman S. Morry Blumenfeld, Ph.D. Christopher C. Dewey

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EXECUTIVE COMPENSATION

The following table sets forth the compensation paid in 2011, 2010, and 2009 to our Chief Executive Officer, our Chief Financial Officer and each of the three other most highly compensated executive officers who were serving as executive officers on December 31, 2011. These five individuals are sometimes referred to collectively as the “named executive officers.”

2011, 2010, AND 2009 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Maurice R. Ferré, M.D.	2011	$417,951	—	$2,283,000	$1,262,085	$252,156	$3,675	(4)	$4,218,867
President, Chief	2010	$391,796	—	$1,670,500	$1,322,460	$240,149	$4,675	(4)	$3,629,580
Executive Officer and Chairman	2009	$322,859	—	$870,000	$1,356,652	$154,998	$3,675	(4)	$2,708,184

Fritz L. LaPorte	2011	$279,053	—	—	$546,904	$109,546	$3,538	(4)	$939,041
Senior Vice President	2010	$262,724	—	—	$392,868	$103,346	$4,545	(4)	$763,483
of Finance and Administration, Chief Financial Officer and Treasurer	2009	$243,023	—	—	$358,192	$58,150	$3,542	(4)	$662,907

Ivan Delevic(5)	2011	$255,420	—	—	$546,904	$77,459	$16,382	(6)	$896,165
Senior Vice President	2010	$233,093	—	—	$392,868	$70,244	$65,001	(7)	$761,206
of Strategic Marketing and Business Development	2009	$147,714	—	—	$390,040	$36,232	$66,767	(8)	$640,753

Steven J. Nunes(9)	2011	$264,530	—	—	$546,904	$81,000	$3,345	(4)	$895,779
Senior Vice President	2009	$206,298	$30,000	—	$343,767	$49,770	$3,315	(4)	$633,150
of Sales and Marketing

Menashe R. Frank(10)	2011	$268,860	—	—	$462,765	$81,188	—		$812,813
Senior Vice President,
General Counsel and Secretary

__________________________

(1)	Amount represents a discretionary cash bonus payment made to Mr. Nunes in respect of his performance in 2009 as determined by the compensation committee. Payment was made in the first quarter of the year following the year in which the bonus was earned.

(2)	Amounts represent the aggregate grant date fair value of awards granted by the Company during 2011, 2010 and 2009, as computed in accordance with ASC 718, disregarding any estimated forfeitures relating to service-based vesting conditions. For a discussion of the assumptions made in the valuation of these awards, see Note 8 to Financial Statements in our Form 10-K for the year ended December 31, 2011.

(3)	Amounts for 2011 and 2010 represent discretionary cash bonus payments made in respect to performance in 2011 and 2010 under the terms of our leadership cash bonus plans, respectively, as determined by the compensation committee, as further described above with respect to 2011 in “Compensation Discussion and Analysis - Elements of our Executive Compensation Program – Cash Bonuses.” Amounts for 2009 represent cash bonus payments made pursuant to our 2009 Leadership Cash Bonus Plan. All payments were made in the first quarter of the year following the year in which the bonuses were earned.

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(4)	Amounts include matching contributions under our 401(k) plan.

(5)	Mr. Delevic joined our company on April 27, 2009.

(6)	Amount represents $12,829 of temporary housing, travel and relocation expense and $3,553 matching contributions under our 401(k) plan. As part of our employment agreement with Mr. Delevic, we agreed to cover Mr. Delevic’s costs of temporary housing, personal travel expense and relocation in connection with his relocation to South Florida.

(7)	Amount includes $60,326 of temporary housing, travel and relocation expense and $3,675 matching contributions under our 401(k) plan. As part of our employment agreement with Mr. Delevic, we agreed to cover Mr. Delevic’s costs of temporary housing, personal travel expense and relocation in connection with his relocation to South Florida.

(8)	Amount represents $30,000 signing bonus and $36,767 of temporary housing and travel expense. As part of our employment agreement with Mr. Delevic, we agreed to cover Mr. Delevic’s costs of temporary housing, personal travel expense and relocation in connection with his relocation to South Florida.

(9)	Mr. Nunes was not a named executive officer in 2010.

(10)	Mr. Frank was not a named executive officer in 2009 and 2010.

2011 Grants of Plan-Based Awards

The following table sets forth information with respect to grants of plan-based awards during 2011 to the named executive officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Maurice R. Ferré, M.D.(5)		$168,104	$210,130	$420,260	—		—	—	—
	2/03/11	—	—	—	—		150,000	$16.32	$1,262,085
	2/03/11	—	—	—	300,000	(6)	—	—	$2,283,000

Fritz L. LaPorte		73,031	91,289	182,577	—		—	—	—
	2/03/11	—	—	—	—		65,000	$16.32	$546,904

Ivan Delevic		51,639	64,549	129,099	—		—	—	—
	2/03/11	—	—	—	—		65,000	$16.32	$546,904

Steven J. Nunes		54,000	67,500	135,000	—		—	—	—
	2/03/11	—	—	—	—		65,000	$16.32	$546,904

Menashe R. Frank		54,126	67,657	135,314	—		—	—	—
	2/03/11	—	—	—	—		55,000	$16.32	$462,765

__________________________

(1)	Represents the threshold, target and maximum amounts that could be earned by each named executive officer pursuant to our 2011 Leadership Cash Bonus Plan.

(2)	Stock and option awards granted to each named executive officer during 2011 vest ratably quarterly over four years.

(3)	Equals the closing price per share of our common stock on the date of grant unless otherwise noted.

(4)	Represents the grant date fair value of the awards calculated in accordance with ASC 718.

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(5)	As discussed above in “Compensation and Discussion Analysis-Cash Bonuses,” Dr. Ferré participates in the Leadership Cash Bonus Plan; however, his employment agreement provides for a target cash bonus equal to 50% of his base salary, which may be increased or decreased at the discretion of the compensation committee.

(6)	These are shares of restricted stock granted in 2011 with vesting to occur upon the satisfaction of certain performance targets. Upon satisfaction of the performance targets, 50% of the shares will vest on March 31, 2013 and 50% of the shares will vest on March 31, 2014.

2011 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding equity awards of the named executive officers as of December 31, 2011:

							Stock Awards
	Option Awards						Number of Shares or Units of Stock That	Market Value of Shares or	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units
	Number of Securities				Option		Have	Units of Stock	Rights That	or Other Rights
	Underlying Unexercised				Exercise	Option	Not	That Have	Have Not	That Have
	Options (#)				Price	Expiration	Vested	Not Vested	Vested	Not Vested
Name	Exercisable		Unexercisable		($)	Date	(#)	($)	(#)	($)
Maurice R. Ferré	—		—		—	—	37,500 (1)	$945,375 (1)	—	—
	—		—		—	—	56,250 (2)	$1,418,063 (2)	—	—
	—		—		—	—	—	—	75,000 (3)	$1,890,750 (3)
	—		—		—	—	—	—	300,000 (4)	$7,563,000 (4)
	182,141	(5)	12,377	(5)	$9.30	2/20/2018	—	—	—	—
	208,312	(6)	94,688	(6)	$8.06	2/20/2019	—	—	—	—
	43,750	(7)	56,250	(7)	$11.95	2/04/2020	—	—	—	—
	37,500	(8)	62,500	(8)	$13.27	4/13/2020	—	—	—	—
	28,125	(9)	121,875	(9)	$16.32	2/03/2021	—	—	—	—

Fritz L. LaPorte	24,752	(10)	0	(10)	$1.27	7/18/2015	—	—	—	—
	33,003	(11)	0	(11)	$1.27	5/22/2016	—	—	—	—
	33,003	(12)	0	(12)	$2.48	3/26/2017	—	—	—	—
	63,942	(13)	2,064	(13)	$11.12	8/24/2017	—	—	—	—
	12,401	(14)	25,000	(14)	$8.06	2/20/2019	—	—	—	—
	27,562	(15)	35,438	(15)	$11.95	2/04/2020	—	—	—	—
	12,187	(16)	52,813	(16)	$16.32	2/03/2021	—	—	—	—

Ivan Delevic	34,000	(17)	37,500	(17)	$6.90	4/27/2019	—	—	—	—
	27,562	(18)	35,438	(18)	$11.95	2/04/2020	—	—	—	—
	12,187	(19)	52,813	(19)	$16.32	2/03/2021	—	—	—	—

Steven J. Nunes	31,003	(20)	0	(20)	$1.27	5/15/2016	—	—	—	—
	16,501	(21)	0	(21)	$2.48	3/26/2017	—	—	—	—
	31,971	(22)	1,032	(22)	$11.12	8/24/2017	—	—	—	—
	37,812	(23)	17,188	(23)	$8.06	2/20/2019	—	—	—	—
	15,625	(24)	9,375	(24)	$6.90	4/27/2019	—	—	—	—
	27,562	(25)	35,438	(25)	$11.95	2/04/2020	—	—	—	—
	12,187	(26)	52,813	(26)	$16.32	2/03/2021	—	—	—	—

Menashe R. Frank	63,942	(27)	2,064	(27)	$11.12	8/24/2017	—	—	—	—
	41,250	(28)	18,750	(28)	$8.06	2/20/2019	—	—	—	—
	27,562	(29)	35,438	(29)	$11.95	2/04/2020	—	—	—	—
	10,312	(30)	44,688	(30)	$16.32	2/03/2021	—	—	—	—

__________________________

(1)	The 100,000 shares of restricted stock vest ratably on a quarterly basis through May 22, 2013.

(2)	The 100,000 shares of restricted stock vest ratably on a quarterly basis through February 4, 2014.

(3)	The 75,000 shares of restricted stock will vest upon the satisfaction of certain performance targets. Upon satisfaction of the performance targets, 50% of the shares will vest on March 31, 2013 and 50% of the shares will vest on March 31, 2014.

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(4)	The 300,000 shares of restricted stock will vest upon the satisfaction of certain performance targets. Upon satisfaction of the performance targets, 50% of the shares will vest on March 31, 2013 and 50% of the shares will vest on March 31, 2014.

(5)	The vesting of this stock option is as follows: (i) it vested with respect to 12,376 shares on May 20, 2008; and (ii) it vests with respect to 185,643 shares ratably quarterly over the remaining period through February 20, 2012. As of December 31, 2011, Dr. Ferre had exercised this option with respect to 3,501 shares.

(6)	The vesting of this stock option is as follows: (i) it vested with respect to 18,937 shares on May 20, 2009; and (ii) it vests with respect to 284,063 shares ratably quarterly over the remaining period through February 20, 2013.

(7)	The vesting of this stock option is as follows: (i) it vested with respect to 6,250 shares on May 4, 2010; and (ii) it vests with respect to 93,750 shares ratably quarterly over the remaining period through February 4, 2014.

(8)	The vesting of this stock option is as follows: (i) it vested with respect to 6,250 shares on July 13, 2010; and (ii) it vests with respect to 93,750 shares ratably quarterly over the remaining period through April 13, 2014.

(9)	The vesting of this stock option is as follows: (i) it vested with respect to 9,375 shares on May 3, 2011; and (ii) it vests with respect to 140,625 shares ratably quarterly over the remaining period through February 3, 2015.

(10)	The vesting of this stock option is as follows: (i) it vested with respect to 6,188 shares on July 18, 2006; and (ii) it vested with respect to 18,564 shares ratably monthly over a 36 month period through July 18, 2009.

(11)	The vesting of this stock option is as follows: (i) it vested with respect to 8,251 shares on May 22, 2007; and (ii) it vested with respect to 24,752 shares ratably monthly over a 36 month period through May 22, 2010.

(12)	The vesting of this stock option is as follows: (i) it vested with respect to 8,251 shares vested on March 26, 2008; and (ii) it vested with respect to 24,752 shares ratably monthly over a 36 month period through March 26, 2011.

(13)	The vesting of this stock option is as follows: (i) it vested with respect to 33,003 shares ratably quarterly over four years beginning on August 24, 2007; and (ii) it vests with respect to 33,003 shares ratably quarterly over four years beginning on February 20, 2008 subject to a satisfactory 2007 performance evaluation, which was achieved.

(14)	The vesting of this stock option is as follows: (i) it vested with respect to 5,000 shares on May 20, 2009; and (ii) it vests with respect to 75,000 shares ratably quarterly over the remaining period through February 20, 2013. As of December 31, 2011, Mr. LaPorte had exercised this option with respect to 42,599 shares.

(15)	The vesting of this stock option is as follows: (i) it vested with respect to 3,937 shares on May 4, 2010; and (ii) it vests with respect to 59,063 shares ratably quarterly over the remaining period through February 4, 2014.

(16)	The vesting of this stock option is as follows: (i) it vested with respect to 4,062 shares on May 3, 2011; and (ii) it vests with respect to 60,938 shares ratably quarterly over the remaining period through February 3, 2015.

(17)	The vesting of this stock option is as follows: (i) it vested with respect to 6,250 shares on July 27, 2009; and (ii) it vests with respect to 93,750 shares ratably quarterly over the remaining period through April 27, 2013. As of December 31, 2011, Mr. Delevic had exercised this option with respect to 28,500 shares.

(18)	The vesting of this stock option is as follows: (i) it vested with respect to 3,937 shares on May 4, 2010; and (ii) it vests with respect to 59,063 shares ratably quarterly over the remaining period through February 4, 2014.

(19)	The vesting of this stock option is as follows: (i) it vested with respect to 4,062 shares on May 3, 2011; and (ii) it vests with respect to 60,938 shares ratably quarterly over the remaining period through February 3, 2015.

(20)	The vesting of this stock option is as follows: (i) it vested with respect to 8,251 shares on May 15, 2007; and (ii) it vested with respect to 24,752 shares ratably monthly over a 36 month period through May 15, 2010. As of December 31, 2011, Mr. Nunes had exercised this option with respect to 2,000 shares.

(21)	The vesting of this stock option is as follows: (i) it vested with respect to 4,125 shares vested on March 26, 2008; and (ii) it vested with respect to 12,376 shares ratably monthly over a 36 month period through March 26, 2011.

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(22)	The vesting of this stock option is as follows: (i) it vested with respect to 16,502 shares ratably quarterly over four years beginning on August 24, 2007; and (ii) it vests with respect to 16,501 shares ratably quarterly over four years beginning on February 20, 2008 subject to a satisfactory 2007 performance evaluation, which was achieved.

(23)	The vesting of this stock option is as follows: (i) it vested with respect to 3,437 shares on May 20, 2009; and (ii) it vests with respect to 51,563 shares ratably quarterly over the remaining period through February 20, 2013.

(24)	The vesting of this stock option is as follows: (i) it vested with respect to 1,562 shares on July 27, 2009; and (ii) it vests with respect to 23,438 shares ratably quarterly over the remaining period through April 27, 2013.

(25)	The vesting of this stock option is as follows: (i) it vested with respect to 3,937 shares on May 4, 2010; and (ii) it vests with respect to 59,063 shares ratably quarterly over the remaining period through February 4, 2014.

(26)	The vesting of this stock option is as follows: (i) it vested with respect to 4,062 shares on May 3, 2011; and (ii) it vests with respect to 60,938 shares ratably quarterly over the remaining period through February 3, 2015.

(27)	The vesting of this stock option is as follows: (i) it vested with respect to 33,003 shares ratably quarterly over four years beginning on August 24, 2007; and (ii) it vests with respect to 33,003 shares ratably quarterly over four years beginning on February 20, 2008 subject to a satisfactory 2007 performance evaluation, which was achieved.

(28)	The vesting of this stock option is as follows: (i) it vested with respect to 3,750 shares on May 20, 2009; and (ii) it vests with respect to 56,250 shares ratably quarterly over the remaining period through February 20, 2013.

(29)	The vesting of this stock option is as follows: (i) it vested with respect to 3,937 shares on May 4, 2010; and (ii) it vests with respect to 59,063 shares ratably quarterly over the remaining period through February 4, 2014.

(30)	The vesting of this stock option is as follows: (i) it vested with respect to 3,437 shares on May 3, 2011; and (ii) it vests with respect to 51,563 shares ratably quarterly over the remaining period through February 3, 2015.

2011 Option Exercises and Stock Vested

The following table sets forth information with respect to options exercised and stock vested during 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Maurice R. Ferré, M.D.	38,745	$696,730	130,826	$3,181,126
Fritz L. LaPorte	112,466	$2,671,376	—	—
Ivan Delevic	22,500	$639,234	—	—
Steven J. Nunes	2,000	$57,248	—	—
Menashe R. Frank	114,140	$3,145,975	—	—

__________________________

(1)	Value realized is the amount by which the market value of our common stock on the date of exercise exceeds the exercise price, multiplied by the number of shares for which the option was exercised.
(2)	Value realized on vesting is determined by multiplying the number of vested shares by the price of our common stock on the vesting date. This amount is not intended to represent the value, if any, that is actually realized by the individual.

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Employment Agreements

We have entered into an employment agreement with each of our named executive officers.

We entered into an amended and restated employment agreement with Dr. Ferré effective November 12, 2007, which superseded and replaced his prior employment agreement. The agreement had an initial term through December 31, 2011 and provides for automatic renewal for successive one-year terms unless either party gives 120 days’ notice of its intention not to renew the agreement. Under the employment agreement, the initial base salary was set at $300,000 and Dr. Ferré has an opportunity to earn a performance bonus with a target of 50% of his base salary, which performance bonus may be higher or lower based on the attainment of performance criteria that we establish. For a description of severance arrangements, see “Termination and Change in Control Payments” below. As noted above, in February 2009, we entered into an amendment to Dr. Ferré’s employment agreement that provided for broader post-employment noncompetition and non-solicitation restrictions. In February 2010, we entered into a second amendment to Dr. Ferré’s employment agreement that provided for Dr. Ferré to participate in and be subject to the Company’s leadership cash bonus plan for 2010 and beyond.

We entered into an amended and restated employment agreement with each of Messrs. LaPorte, Frank, and Nunes effective February 13, 2009, which superseded and replaced their prior employment agreements and provided for broader post-employment noncompetition and non-solicitation restrictions; accelerated vesting of equity awards that vest based on time upon the occurrence of a change in control of our company or upon termination of employment as a result of death, disability, without cause or for good reason; increased severance payments upon termination of employment and the occurrence of a change in control of our company; and longer noncompetition and non-solicitation periods following termination of employment as a result of a change in control. Each agreement provides for automatic renewal for successive one-year terms unless either party gives 90 days’ notice of its intention not to renew the agreement.

We entered into an employment agreement with Mr. Delevic effective April 27, 2009 when he joined our company. The agreement had an initial term of one year and provides for automatic renewal for successive one-year terms unless either party gives 90 days’ notice of its intention not to renew the agreement. In April 2010 and November 2011, we entered into amendments to Mr. Delevic’s employment agreement to provide certain clarifications with respect to Mr. Delevic’s relocation benefits and to provide for the accelerated vesting of equity awards that vest based on time upon the termination of employment, without cause or for good reason, if such termination occurred in anticipation of a change in control or on or within six months after a change in control.

Under the terms of each employment agreement, each named executive officer executive is eligible to participate in various benefits programs that are available to our employees generally. In addition, the employment agreements provided for certain payments to be made to each named executive officer upon termination of employment. For a description of the terms of our named executive officers’ arrangements concerning terminations of employment, including an estimation of the payments to be made, see “Termination and Change in Control Payments” below.

Termination and Change in Control Payments

Dr. Ferré

The employment agreement for Dr. Ferré provides for the payment of severance benefits if Dr. Ferré is terminated without “cause” or if Dr. Ferré resigns for “good reason.” Upon such a termination, Dr. Ferré will be entitled to receive all accrued but unpaid compensation, reimbursement of any outstanding reasonable business expenses, and one times the sum of (i) Dr. Ferré’s annual salary and (ii) the average of the two highest cash bonuses received by him during the preceding three completed fiscal years in a lump sum payment; provided that if the termination occurs in anticipation of a change in control of our company or within two years thereafter, the applicable multiplier will be two instead of one, and he will be entitled to accelerated vesting of equity awards that vest based on the passage of time, a payment of a prorated bonus for the year of termination, and, assuming attainment of target performance goals, accelerated vesting of all equity awards that vest based on the attainment of performance goals at the greater of target levels or actual performance at the date of termination. Dr. Ferré is also entitled to a gross-up payment to the extent any payments payable to him in connection with a change in control become subject to an excise tax pursuant to sections 4999 and 280G of the Internal Revenue Code. In addition, all equity awards that vest based on the passage of time vest in the event of a termination of employment due to death or disability.

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Under Dr. Ferré’s employment agreement, “good reason” includes any of the following, in each case to the extent not corrected by us following thirty days’ notice from Dr. Ferré:

•	the assignment of duties materially inconsistent with Dr. Ferré’s position and status or a materially adverse change in the nature of Dr. Ferré’s duties, responsibilities and authorities from those described in his agreement;
•	a material reduction in Dr. Ferré’s annual salary or the setting of his annual target incentive opportunity in amounts materially less than those specified in his agreement;
•	relocation of Dr. Ferré’s principal work location more than twenty-five miles from our current headquarters;
•	failure to elect or reelect Dr. Ferré to our Board of Directors or his removal from the Board other than for cause;
•	our failure to obtain an agreement from any successor to us to assume the agreement; or
•	any other failure by us to perform any material obligation or provision of the agreement.

Under Dr. Ferré’s employment agreement, “cause” includes any of the following, provided that Dr. Ferré has been provided a copy of the resolution adopted by at least three-quarters of the independent members of our Board of Directors at a meeting of the Board (after reasonable notice to the executive and an opportunity for Dr. Ferré, together with his counsel, to be heard before the Board) finding that he was guilty of the specified conduct:

•	conviction for commission of a felony or a crime involving moral turpitude;
•	willful commission of any act of theft, fraud, embezzlement or misappropriation against us; or
•	willful and continued failure to perform duties, which failure is not remedied within thirty days after we provide notice.

Messrs. LaPorte, Delevic, Frank, and Nunes

The employment agreements for Messrs. LaPorte, Delevic, Frank, and Nunes provide for the payment of severance benefits to the executive if we terminate the executive’s employment without “cause” or if the executive resigns for “good reason.” Upon such a termination, the executive will be entitled to receive all accrued but unpaid compensation, reimbursement of any outstanding reasonable business expenses and the additional benefits detailed below:

Termination by Company Without Cause or by Employee for Good Reason
Named Executive Officer	Severance Payment (termination unrelated to change in control)	Severance Payment (termination related to change in control)	Payment Method of Severance Payment	Continuation of Health Benefits	Accelerated Vesting of Equity Awards that Vest Based on the Passage of Time
Fritz L. LaPorte	9 months of annual base salary	18 months of annual base salary (1)	Lump sum	9 months	Yes
Ivan Delevic	6 months of annual base salary	6 months of annual base salary	Monthly	6 months	No
Menashe R. Frank	9 months of annual base salary	18 months of annual base salary (1)	Lump sum	9 months	Yes
Steven J. Nunes	9 months of annual base salary	18 months of annual base salary (1)	Lump sum	9 months	Yes

__________________________

(1)	The named executive officer will be entitled to this severance payment in the event he is terminated without cause or resigns for good reason in anticipation of a change of control or within nine months after a change in control.

Under these employment agreements, “good reason” includes:

•	a material adverse change of the executive’s job responsibilities;

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•	a breach by us with respect to our compensation obligations under the employment agreement, which has not been cured within thirty days after the executive provides written notice or our notice of non-renewal;
•	a decrease in executive’s base salary not equally applied (on a percentage basis) to all employees subject to an employment agreement with us; or
•	relocation of our headquarters to a location more than 100 miles from the location at the time the employment agreement was first executed.

Under the employment agreements, we have the right to terminate Messrs. LaPorte, Delevic, Frank, and Nunes for cause if such termination is approved by not less than two-thirds of our Board of Directors, provided the executive is given at least five days’ advance notice of such meeting and is given the opportunity to speak at such meeting. If we terminate the employment of any of these executives for cause or if the executive terminates his employment without good reason, the executive will be entitled to receive only accrued but unpaid compensation and reimbursement of any outstanding reasonable business expenses. Termination for cause may include termination as a result of any act or failure to act on the part of the executive that constitutes:

•	the willful, knowing or grossly negligent failure or refusal of the executive to perform his duties under the employment agreement or to follow the reasonable directions of the Chief Executive Officer which has continued for thirty days following written notice of such failure or refusal from the Board;
•	a breach by the executive of any fiduciary duty to us or any of our subsidiaries for which the executive is required to perform services under the employment agreement;
•	material and willful misfeasance or malfeasance by the executive in connection with the performance of his duties under the employment agreement;
•	the executive’s commission of an act which is a fraud or embezzlement;
•	the conviction of the executive for, or a plea of guilty or nolo contendere, to a criminal act that is a felony;
•	a material breach or default by the executive of any provision of the employment agreement that has continued for thirty days following notice of breach or default from the Board;
•	the executive’s willful and material breach or violation of any law, rule or regulation (other than traffic violations or similar offenses);
•	abuse of drugs or alcohol to our detriment; or
•	not maintaining his primary residence in the South Florida region.

The employment agreements for Messrs. LaPorte, Frank, and Nunes also provide for the accelerated vesting of equity awards that vest based on time upon termination of employment as a result of death or disability, or, as described above, upon an involuntary termination of employment without cause or a voluntary termination for good reason, or upon the occurrence of a change in control of our company. As described above, the employment agreement for Mr. Delevic provides for the accelerated vesting of equity awards that vest based on time upon termination of employment without cause or a voluntary termination for good reason, if such termination occurs in anticipation of a change in control or on or within six months after a change in control.

Each employment agreement includes customary noncompetition and non-solicitation restrictions applicable to the executive for a period of twelve months after the termination of the executive’s employment (eighteen months if the termination is in connection with a change in control of our company for Messrs. LaPorte, Frank, and Nunes), as well as customary confidentiality provisions. In addition, each of these employment agreements provides that all confidential information that the executive has access to, uses or creates during his employment and all intellectual property resulting from work done by him on our behalf is our property.

Acceleration of Equity

Pursuant to the terms of restricted stock and option award agreements we have entered into with our named executive officers, generally, with the exceptions described below, no additional shares of common stock subject to any outstanding restricted stock and option awards will vest after termination of or by the executive for any reason. The terms of such restricted stock and option award agreements also provide that: (a) if the executive is terminated for

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cause, the executive will forfeit all rights to his options and the option will expire immediately; (b) for all terminations, other than for cause, death or disability, options expire on the ninetieth day after the termination date; and (c) upon death or disability, options expire twelve months after the date of death or the date of termination resulting from disability.

Under the terms of our 2004 Stock Incentive Plan and our 2008 Omnibus Incentive Plan, in the event of a change in control, if the successor entity does not assume, continue or substitute for outstanding options and restricted stock, all outstanding shares of our restricted common stock will vest, and either (i) all options will become immediately exercisable or (ii) our Board of Directors could elect to cancel any outstanding grants of options or restricted stock and pay an amount in cash or securities. These plans define a change in control as the dissolution or liquidation of our company; a merger, consolidation or reorganization of our company in which our company is not the surviving entity; a sale of substantially all of our assets; or any transaction that results in any person (other than certain related persons) owning 50% or more of the combined voting power of all classes of our common stock.

As described above, pursuant to the terms of our employment agreements with Dr. Ferré and Messrs. LaPorte, Frank, and Nunes in the event of a change in control or a termination of employment as a result of death, disability, without cause or for good reason, any unvested equity awards that vest on the passage of time would vest. As also described above, pursuant to the terms of our employment agreement with Mr. Delevic, in the event of a termination of employment, without cause or for good reason, if such termination occurs in anticipation of a change in control or on or within six months after a change in control, any unvested equity awards that vest on the passage of time would vest. A “change in control” of our company is defined under these employment agreements to mean any of the following:

•	A transaction that results in any person (other than certain related persons) acquiring beneficial ownership of more than 50% of the voting power of the total combined voting power of our outstanding securities.
•	A change in the majority of our directors over a two year period involving directors whose election or nomination for election by our stockholders has not been approved by a supermajority of the incumbent Board.
•	Our completion of an acquisition, merger, consolidation, reorganization, business combination or disposition of assets meeting specified criteria.
•	The approval by our stockholders of a liquidation or dissolution of our company and the satisfaction or waiver of all material contingencies to such liquidation or dissolution.

Assuming a December 31, 2011 termination event, under the arrangements then in place, the aggregate severance and change in control benefits and payments to the named executive officers were estimated to be as follows:

			Change in Control
Named Executive Officer	Termination by Company Without Cause or by Employee For Good Reason		Assuming No Termination		Assuming Termination by Company Without Cause or by Employee For Good Reason		Death or Disability
Maurice R. Ferré, M.D.	$17,098,471	(1)	$16,213,599	(2)	$25,027,296	(3)	$16,476,917	(4)
Fritz L. LaPorte	$1,726,596	(5)	$1,397,247	(2)	$1,937,262	(6)	$1,512,884	(7)
Ivan Delevic	$218,550	(8)	—		$1,844,590	(9)	$83,550	(10)
Steven J. Nunes	$1,707,995	(11)	$1,420,387	(2)	$1,910,495	(12)	$1,504,126	(13)
Menashe R. Frank	$1,513,149	(14)	$1,217,828	(2)	$1,716,120	(15)	$1,306,457	(16)

__________________________

(1)	Represents a severance payment of $869,989, which equals the sum of Dr. Ferré’s base salary, as of December 31, 2011, a prorated cash bonus Dr. Ferré is entitled to with respect to his performance in 2011 as of December 31, 2011 of $252,156 and $197,573 which represents the average of the largest two cash bonuses received by Dr. Ferré for performance in 2011, 2010, and 2009, plus $14,883 associated with the continuation of healthcare coverage for Dr. Ferré and his family for one year plus $16,213,599 associated with the accelerated vesting of Dr. Ferré’s equity awards.

(2)	Represents accelerated vesting of the named executive officer’s equity awards upon a change in control of our company.

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(3)	Represents a payment of $1,487,822, which equals the sum of two times Dr. Ferré’s base salary, as of December 31, 2011, a $252,156 prorated cash bonus Dr. Ferré is entitled to with respect to his performance in 2011 and $395,146 which represents two times the average of the largest two cash bonuses received by Dr. Ferré for performance in 2011, 2010, and 2009, plus $14,883 associated with the continuation of healthcare coverage for Dr. Ferré and his family for one year plus $16,213,599 associated with the accelerated vesting of Dr. Ferré’s equity awards plus a gross-up payment of $7,310,992 as a result of these benefits to Dr. Ferré being subject to an excise tax pursuant to sections 4999 and 280G of the Internal Revenue Code. Dr. Ferré would have been entitled to these benefits, in lieu of a severance payment, if he had been terminated without cause as of December 31, 2011 in anticipation of a change in control of our company or within two years thereafter.

In determining the amount of the excise tax gross-up included in the table above, we made the following material assumptions: a section 4999 excise tax rate of 20%, a 35% federal income tax rate, and a 1.45% Medicare tax rate. We also assumed that no value will be attributed to reasonable compensation under any non-competition agreement. At the time of any change in control, a value may be so attributed, which would result in a reduction of amounts subject to the excise tax.

(4)	Represents a prorated cash bonus Dr. Ferré is entitled to with respect to his performance in 2011 of $252,156 plus $11,162 associated with the continuation of healthcare coverage for Dr. Ferré and his family for nine months plus $16,213,599 associated with the accelerated vesting of Dr. Ferré’s equity awards.

(5)	Represents a severance payment of $320,212, which equals nine months of Mr. LaPorte’s base salary as of December 31, 2011, and a prorated cash bonus Mr. LaPorte is entitled to with respect to his performance in 2011 of $109,546, plus $9,137 associated with the continuation of healthcare coverage for Mr. LaPorte and his family for a period of nine months plus $1,397,247 associated with the accelerated vesting of Mr. LaPorte’s equity awards.

(6)	Represents a payment of $530,878, which equals eighteen months of Mr. LaPorte’s base salary as of December 31, 2011, and a prorated cash bonus Mr. LaPorte is entitled to with respect to his performance in 2011 of $109,546, plus $9,137 associated with the continuation of healthcare coverage for Mr. LaPorte and his family for nine months plus $1,397,247 associated with the accelerated vesting of Mr. LaPorte’s equity awards.

(7)	Represents a prorated cash bonus Mr. LaPorte is entitled to with respect to his performance in 2011 of $109,546 plus $6,091 associated with the continuation of healthcare coverage for Mr. LaPorte and his family for a period of six months plus $1,397,247 associated with the accelerated vesting of Mr. LaPorte’s equity awards.

(8)	Represents a severance payment of $212,459, which equals six months of Mr. Delevic’s base salary as of December 31, 2011 and a prorated cash bonus Mr. Delevic is entitled to with respect to his performance in 2011 of $77,459, plus $6,091 associated with the continuation of healthcare coverage for Mr. Delevic and his family for a period of six months.

(9)	Represents a severance payment of $212,459, which equals six months of Mr. Delevic’s base salary as of December 31, 2011 and a prorated cash bonus Mr. Delevic is entitled to with respect to his performance in 2011 of $77,459, plus $6,091 associated with the continuation of healthcare coverage for Mr. Delevic and his family for a period of six months plus $1,626,040 associated with the accelerated vesting of Mr. Delevic’s equity awards.

(10)	Represents a prorated cash bonus Mr. Delevic is entitled to with respect to his performance in 2011 of $77,459, plus $6,091 associated with the continuation of healthcare coverage for Mr. Delevic and his family for a period of six months.

(11)	Represents a severance payment of $283,500, which equals nine months of Mr. Nunes’ base salary as of December 31, 2011, and a prorated cash bonus Mr. Nunes is entitled to with respect to his performance in 2011 of $81,000, plus $4,108 associated with the continuation of healthcare coverage for Mr. Nunes and his family for a period of nine months plus $1,420,387 associated with the accelerated vesting of Mr. Nunes’ equity awards.

(12)	Represents a payment of $486,000, which equals eighteen months of Mr. Nunes’ base salary as of December 31, 2011, and a prorated cash bonus Mr. Nunes is entitled to with respect to his performance in 2011 of $81,000, plus $4,108 associated with the continuation of healthcare coverage for Mr. Nunes and his family for nine months plus $1,420,387 associated with the accelerated vesting of Mr. Nunes’ equity awards.

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(13)	Represents a prorated cash bonus Mr. Nunes is entitled to with respect to his performance in 2011 of $81,000 plus $2,739 associated with the continuation of healthcare coverage for Mr. Nunes and his family for a period of six months plus $1,420,387 associated with the accelerated vesting of Mr. Nunes’ equity awards.

(14)	Represents a severance payment of $284,159, which equals nine months of Mr. Frank’s base salary as of December 31, 2011, and a prorated cash bonus Mr. Frank is entitled to with respect to his performance in 2011 of $81,188, plus $11,162 associated with the continuation of healthcare coverage for Mr. Frank and his family for a period of nine months plus $1,217,828 associated with the accelerated vesting of Mr. Frank’s equity awards.

(15)	Represents a payment of $487,130, which equals eighteen months of Mr. Frank’s base salary as of December 31, 2011, and a prorated cash bonus Mr. Frank is entitled to with respect to his performance in 2011 of $81,188, plus $11,162 associated with the continuation of healthcare coverage for Mr. Frank and his family for nine months plus $1,217,828 associated with the accelerated vesting of Mr. Frank’s equity awards.

(16)	Represents a prorated cash bonus Mr. Frank is entitled to with respect to his performance in 2011 of $81,188 plus $7,441 associated with the continuation of healthcare coverage for Mr. Frank and his family for a period of six months plus $1,217,828 associated with the accelerated vesting of Mr. Frank’s equity awards.

COMPENSATION RISK CONSIDERATIONS

When establishing and reviewing our compensation programs, our compensation committee considers whether such compensation programs for all employees, including our named executive officers, encourage unnecessary or excessive risk taking. We believe that our compensation programs are balanced and do not encourage unnecessary or excessive risk taking. We believe we have achieved this by striking an appropriate balance between short-term and long-term incentives and by using a variety of key business measurement metrics that promote disciplined progress towards longer-term company goals to assess performance under our compensation program.

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PROPOSAL TWO – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

As required under Section 14A of the Exchange Act, we are seeking an advisory vote of our stockholders to approve the compensation of our named executive officers. Our Board of Directors recommends that you vote in favor of the resolution approving the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the tables and narrative discussion contained in this proxy statement. Since the vote is advisory in nature, the results will not be binding on our Board of Directors or our compensation committee. However, if there is a significant vote against our executive compensation policies and procedures, our Board of Directors and our compensation committee will carefully evaluate whether any actions are necessary to address those concerns.

We have adopted what we believe to be a conservative approach to executive compensation. Our overall compensation program is designed to reward our named executive officers for long-term commitment to our Company’s success. We emphasize performance-oriented incentives when determining the mix of elements that constitute an executive officer’s total compensation. As we discuss more thoroughly in the Compensation Discussion and Analysis section, the following principles guide our compensation decisions:

•	Drive company performance. Our incentive plans are designed to reward annual and long-term company performance by focusing on the achievement of strategic and financial performance measures that influence stockholder value.
•	Facilitate alignment with stockholders. Our long-term incentives are delivered in the form of equity to provide executives with a direct interest in the performance of our stock.
•	Be fair and equitable. Our executive compensation programs are designed to provide compensation that is fair and equitable based on the company’s overall performance as well as the individual contributions of our executive officers. In addition to conducting analyses of market pay levels, we consider the pay of the named executive officers relative to one another and relative to other members of the executive team.
•	Provide leadership stability and continuity. Our compensation program is designed to reward both long-term contributions and retain and motivate our executive officers as well as attract new executive talent. We recognize that the stability of the leadership team enhances our company.
•	Be competitive. We conduct market pay analyses to ensure the compensation we pay our executive officers is competitive in terms of elements of pay, program design and resulting levels of pay.
•	Reflect factors of role and individual. We consider the individual situation of each of our executive officers to ensure we are compensating for the executive officer's responsibilities and individual skills and performance.

A description of our executive compensation policies and procedures can be found in the section of this proxy titled “Executive Compensation.” Those policies and procedures include the following:

•	We link compensation to company performance through our annual leadership cash bonus plan to reward achievement of strategic and financial performance measures. We believe that incentivizing our executive officers to achieve the target performance measures in our annual leadership cash bonus plan has a direct influence on stockholder value.
•	Our compensation committee emphasizes long-term incentive opportunities when determining the mix of elements that constitute an executive officer’s total direct compensation. More than half of the compensation paid to our executive officers in 2011 was in the form of equity awards. We believe equity awards tie a meaningful portion of compensation to our long-term stock price performance thereby aligning the interests of our executive officers with those of our stockholders.
•	We limit the perquisites we offer to executive officers because we believe we can provide better incentives for desired performance.
•	The change in control severance payment provisions within our employment agreements are “double trigger” provisions.

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•	We do not permit repricing of stock options.
•	We periodically review our pay practices to ensure that they do not encourage excessive risk taking.
•	We do not guarantee salary increases or bonuses for our executive officers.

At our 2011 annual meeting of stockholders, our stockholders voted to hold an advisory vote to approve the compensation of our named executive officers annually, and thus an advisory vote to approve the compensation of our named executive officers will be held annually until our 2017 annual meeting of stockholders, when stockholders will be asked again on how frequently we should hold the advisory vote to approve the compensation of our named executive officers.

Our Board of Directors recommends that you vote “FOR” approval of the compensation of our named executive officers as disclosed in this proxy statement. Shares of common stock represented by executed, but unmarked, proxies will be voted “FOR” such approval.

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PROPOSAL THREE – approval of the material terms of the performance goals under our 2008 omnibus incentive plan in accordance with section 162(m) of the
Internal Revenue Code

Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that is not considered “performance-based compensation” as defined in the Internal Revenue Code that we may deduct in any one year with respect to covered employees. By contrast, Section 162(m) imposes no limit on the deductibility of performance-based compensation. One of the requirements for performance-based compensation under Section 162(m) is that stockholders approve the material terms of the performance goals under which the compensation is to be paid.

Section 162(m) provides that programs adopted prior to an initial public offering, such as the MAKO Surgical Corp. 2008 Omnibus Incentive Plan, or 2008 Plan, have the benefit of a transition period, which for our company ends on the date of the 2012 annual meeting. During the transition period, compensation paid under the program is not subject to the limits on deductibility of Section 162(m). To preserve our ability to deduct performance-based compensation provided under our 2008 Plan in future periods, we are asking our stockholders to approve the material terms of the performance goals under the 2008 Plan at the 2012 annual meeting.

If our stockholders do not approve the material terms of performance goals, we will not be able to grant awards that are intended to be performance-based compensation under Section 162(m) of the Code. If that happens, we may not be entitled to a tax deduction for some or all of the equity incentive awards provided to our chief executive officer and our other most highly compensated executive officers (not including our chief financial officer).

The compensation committee of our Board of Directors believes that we must offer a competitive equity incentive program if we are to continue to successfully attract and retain the best possible candidates for positions of responsibility within our company. The compensation committee expects that the 2008 Plan will continue to be an important factor in attracting, retaining and rewarding the high-caliber employees and directors essential to our success and in motivating these individuals to strive to enhance our growth and profitability.

No amendments or other changes to the 2008 Plan are being requested at this time. Consequently, the approval of this proposal by our stockholders will not result in any increase in the number of shares of common stock available for issuance under the 2008 Plan or result in any amendment to the 2008 Plan.

Material Terms of Performance Goals Under 2008 Plan

Section 162(m) generally limits to $1,000,000 the amount that a publicly held corporation may deduct for the compensation paid to certain executive officers. As described above, however, qualified “performance-based compensation” is not subject to the applicable deduction limit. Market-priced stock options and stock appreciation rights are two examples of compensation that may qualify as performance-based. Other types of awards that are granted pursuant to pre-established objective performance formulas may also qualify as fully-deductible performance-based compensation so long as certain requirements, such as stockholder approval of the material terms of the performance goals, are met. The 2008 Plan permits the compensation committee to establish performance goals consistent with Section 162(m) and authorizes the granting of awards that are contingent on achievement of such established performance goals.

For purposes of Section 162(m), the material terms of the performance goals include (i) the participants eligible to receive compensation under the 2008 Plan, (ii) a description of the business criteria on which the performance goals may be based, and (iii) the maximum amount of compensation that can be paid to a participant under the performance goals. Each of these aspects of the 2008 Plan is discussed below.

Eligibility, Participation and Administration. The 2008 Plan permits the grant of awards to any employee, officer, director, and natural person consultant or adviser of the company, as well as any other individual whose participation in the 2008 Plan is determined to be in the best interests of our company by our Board of Directors. Incentive stock options, however, may be granted only to employees. As of April 9, 2012, the number of eligible participants was approximately 452, including 8 non-employee directors and 444 employees. The 2008 Plan gives our Board of Directors the power to administer the 2008 Plan, and the Board has delegated this administrative responsibility to its compensation committee.

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Business Criteria. The right of a participant in the 2008 Plan to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by our Board of Directors. If and to the extent that our Board of Directors determines that an award to be granted to a participant who is designated by the compensation committee as likely to be a covered employee for purposes of Section 162(m) should qualify as “performance-based compensation” for purposes of Section 162(m), the grant, exercise and/or settlement of the award will be contingent upon achievement of pre-established performance goals and other terms set forth in the 2008 Plan. The performance goals upon which the payment or vesting of an award to a covered employee that is intended to qualify as performance-based compensation are limited to the following business criteria: (1) net earnings or net income; (2) operating earnings; (3) pretax earnings; (4) earnings per share; (5) share price, including growth measures and total stockholder return; (6) earnings before interest and taxes; (7) earnings before interest, taxes, depreciation and/or amortization; (8) sales or revenue growth, whether in general, by type of product or service, or by type of customer; (9) gross or operating margins; (10) return measures, including return on assets, capital, investment, equity, sales or revenue; (11) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; (12) productivity ratios; (13) expense targets; (14) market share; (15) financial ratios as provided in credit agreements of the Company and its subsidiaries; (16) working capital targets; (17) completion of acquisitions of business or companies; (18) completion of divestitures and asset sales; and (19) any combination of any of the foregoing business criteria.

Any of the listed performance measures may be used to measure the performance of our company, a subsidiary and/or an affiliate as a whole or any business unit of our company, a subsidiary and/or an affiliate or any combination thereof, as the compensation committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or published or special index that the compensation committee, in its sole discretion, deems appropriate, or we may select the earnings before interest and taxes performance measure as compared to various stock market indices. The compensation committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance measures.

The compensation committee may provide in any qualified performance-based award that any evaluation of performance may include or exclude or otherwise objectively adjust for any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards to covered employees, they will be prescribed in a form that meets the requirements of Section 162(m) for deductibility.

Shares Subject to the Plan; Maximum Amounts Payable to Any Participant. Subject to certain anti-dilution adjustments, a total of 1,084,703 shares of our company’s common stock were initially reserved for issuance as awards under the 2008 Plan. The 2008 Plan provides for this reserve to be increased annually on January 1 of each year, commencing on January 1, 2009 and ending on (and including) January 1, 2018, in an amount equal to the least of (i) four percent (4%) of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year (rounded down to the nearest whole share), (ii) 2.5 million (2,500,000) shares; or (iii) a number of shares determined by our Board of Directors that is lesser than (i) and (ii). Accordingly, the number of shares reserved under the 2008 Plan was increased as following:

	Annual Share Reserve Increase	Aggregate Number of Shares Reserved
Initial Reserve		1,084,703
January 1, 2009	998,059	2,082,762
January 1, 2010	1,330,318	3,413,080
January 1, 2011	1,617,938	5,031,018
January 1, 2012	1,676,312	6,707,330

As of April 9, 2012, a total of 1,008,639 shares had been issued under the 2008 Plan, 4,598,631 shares were subject to outstanding stock options under the 2008 Plan, and 1,100,060 shares were available for the future grant of awards under the Plan. If any shares covered by an award are not purchased or are forfeited or expire, or if an award

46

otherwise terminates without delivery of any common stock subject to the award or is settled in cash in lieu of shares, then the number of shares of common stock counted against the aggregate number of shares available under the 2008 Plan with respect to the award will, to the extent of any such forfeiture, termination or expiration, again be available for making awards under the 2008 Plan. In addition, if the exercise price of, or the withholding obligation with respect to, any option granted under the 2008 Plan is satisfied by tendering shares of common stock or by withholding shares of common stock, the tendered or withheld shares of common stock will again be available for issuance under the 2008 Plan. The number of shares subject to an award of stock appreciation rights will be counted against the aggregate number of shares available for issuance under the 2008 Plan regardless of the number of shares actually issued to settle the stock appreciation rights upon exercise.

Subject to certain anti-dilution adjustments, the individual annual award limits of the 2008 Plan are as follows:

•	The maximum number of shares subject to options or stock appreciation rights that can be awarded in any one calendar year to any one participant is 500,000 shares.
•	The maximum number of shares that can be awarded with respect to awards other than options or stock appreciation rights in any one calendar year to any one participant is 250,000 shares.
•	The maximum amount that may be earned as an annual incentive award or other cash award in any one calendar year by any one participant is $2,000,000.
•	The maximum aggregate amount that may be earned as a performance award or other cash award in any one performance period by any one participant is $5,000,000.

Types and Terms of Awards

Awards under the 2008 Plan may consist of stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units, dividend equivalent rights, performance shares, performance units or cash awards as determined by the compensation committee. Subject to the other terms and conditions of the Plan, the compensation committee designates grantees, determines the types of awards to be granted, determines the number of shares of common stock to be subject to awards, establishes the terms and conditions of awards, prescribes the form of each award agreement evidencing an award and may amend, modify or supplement the terms of any outstanding award. The exercise or strike price per share of any stock options and stock appreciation rights granted under the 2008 Plan is required to be no less than the fair market value of a share of common stock on the date of grant. The maximum term of any stock option or stock appreciation right granted under the 2008 Plan is ten years.

No Repricing

No amendment or modification may be made to an outstanding stock option or stock appreciation right that reduces the exercise or strike price, either by lowering the exercise or strike price or by canceling the outstanding option or stock appreciation right and granting a replacement option or stock appreciation right with a lower exercise price without the approval of our stockholders (except that appropriate adjustments may be made to outstanding stock option and stock appreciation rights in the event of certain change to our capitalization pursuant to the 2008 Plan’s adjustment provisions described under “Adjustment of Shares” below).

Adjustment of Shares.

In the event of certain changes in our capitalization, the compensation committee will adjust, among other award terms, the number and kind of shares or property that may be delivered in connection with awards and the exercise price, grant price or purchase price relating to any award in such manner as the compensation committee determines to be necessary to prevent dilution or enlargement of the rights of participants.

Effect of Corporate Transactions.

Subject to the exceptions described below, upon the occurrence of a “corporate transaction,” as defined in the 2008 Plan, all outstanding shares of restricted stock and all stock units will become immediately vested, and the shares of stock subject to outstanding stock units will be delivered immediately before the occurrence of the corporate transaction. In addition, either of the following two actions will be taken: (i) fifteen days before the scheduled completion of the corporate transaction, all options and stock appreciation rights will become immediately exercisable and will remain exercisable for a period of fifteen days; or (ii) instead of providing for accelerated vesting in awards under the 2008 Plan in connection with the corporate transaction, the compensation committee may provide that

47

awards, whether or not exercisable, will be terminated and the holders of awards will receive a cash payment, or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment, equal to the value of the award.

These actions will not apply to any corporate transaction to the extent that provision is made for the assumption or continuation of the outstanding awards, or for the substitution for such outstanding awards of similar awards relating to the stock of the successor entity, or a parent or subsidiary of the successor entity, with appropriate adjustments to the number of shares of stock that would be delivered and the exercise price, grant price or purchase price relating to any such award.

A “corporate transaction” means: the dissolution or liquidation of our company or a merger, consolidation, or reorganization of our company with one or more other entities in which we are not the surviving entity; a sale of substantially all of our assets to another person or entity; or any transaction which results in any person or entity, other than persons who are our stockholders or affiliates immediately prior to the transaction, owning 50% or more of the combined voting power of all classes of our stock.

If we are the surviving entity in any reorganization, merger, or consolidation of our company with one or more other entities which does not constitute a corporate transaction, any option or stock appreciation right outstanding under the 2008 Plan will apply to the securities to which a holder of the number of shares of our stock subject to the option or stock appreciation right would have been entitled immediately following the transaction, with a corresponding proportionate adjustment of the exercise price. In such an event, stock units will be adjusted so as to apply to the securities that a holder of the number of shares of our stock subject to the stock units would have been entitled to receive immediately following the transaction.

The compensation committee may provide in any agreement under the 2008 Plan for different provisions to apply to an award other than those described above.

Termination and Amendment

The 2008 Plan will terminate automatically ten years after its adoption unless terminated earlier by the Board of Directors or the compensation committee. The Board of Directors or the compensation committee may amend or terminate the 2008 Plan, but without shareholder approval, no such amendment may (i) materially increase the benefits accruing to participants, (ii) materially increase the number of shares available under the plan, or (iii) materially modify the requirement as to eligibility for participation in the plan. No termination or amendment of the 2008 Plan may adversely affect any award previously granted under the plan without the written consent of the participant.

General

The foregoing description addresses limited aspects of the 2008 Plan, primarily the material terms of the performance goals, including the list of permissible business criteria for performance objectives, that may apply to a grant of performance-based awards. This description is qualified in its entirety by the full text of the 2008 Plan, which is attached as Appendix A to this proxy statement. A copy of the 2008 Plan is also available at the Securities and Exchange Commission’s website at www.sec.gov, where it is an exhibit to the electronic version of this proxy statement.

Certain U.S. Federal Income Tax Consequences. The following summarizes certain U.S. federal income tax consequences relating to the 2008 Plan under current tax law.

Stock Options. The grant of a stock option will create no income tax consequences to us or the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the exercise date.

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In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights. The grant of a stock appreciation right will create no income tax consequences for the participant or to us. Upon exercise of a stock appreciation right, the participant will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of common stock or other property received, except that if the participant receives an option or shares of restricted stock upon exercise of a stock appreciation right, recognition of income may be deferred in accordance with the rules applicable to such other awards. We will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

Restricted Stock. Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time (less the amount, if any, the participant paid for such restricted stock). We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within thirty days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to deduct any loss. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Performance Shares. The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. We will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. Upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Performance Units, Dividend Equivalent Units and Stock Units. The grant of a performance unit, dividend equivalent unit or stock unit generally will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled

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in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Cash Awards. A participant who is paid a cash award will recognize ordinary income equal to the amount of cash paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

New Plan Benefits

Under our current compensation program for our non-employee directors, each non-employee director is entitled to an annual grant of options under the 2008 Plan to purchase 3,300 shares of our company’s common stock, and, with respect to our lead director only, an additional annual grant of options to purchase 3,300 shares of our company’s common stock. Except for these annual option grants to our non-employee directors, the benefits or amounts that participants will receive or be allocated under the 2008 Plan is in the discretion of the compensation committee and therefore cannot be determined in advance. The following table sets forth the total awards granted under the 2008 Plan as of April 9, 2012 to the listed persons and groups since the inception of the 2008 Plan.

Awards Granted to Certain Individuals and Groups under the 2008 Plan as of April 9, 2012

Name and Principal Position	Number of Shares Underlying Granted Options(1)	Number of Shares of Restricted Stock Granted
Maurice R. Ferré, M.D.	911,019	575,000
President, Chief Executive Officer and Chairman

Fritz L. LaPorte	248,000
Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer

Ivan Delevic(5)	263,000
Senior Vice President of Strategic Marketing and Business Development

Steven J. Nunes	248,000
Senior Vice President of Sales and Marketing

Menashe R. Frank	208,000
Senior Vice President, General Counsel and Secretary

All current executive officers as a group	2,391,019	575,000

All current directors who are not executive officers, as a group	89,100

All employees and consultants who are not executive officers, as a group	2,848,648

__________________________

(1)	All options were granted at an exercise price per share equal to the fair market value of our common stock on the date of grant.

As of April 9, 2012, the closing price per share of our common stock on The NASDAQ Global Select Market was $42.12.

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Equity Compensation Plan Information

The following table summarizes our equity compensation plans as of December 31, 2011.

Plan Category	(a) Number of Shares of Our Common Stock to be Issued Upon Exercise of Outstanding Options	(b) Weighted- Average Exercise Price of Outstanding Options	(c) Number of Shares of Our Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Exceeding Securities Reflected in Col (a))
Equity compensation plans approved by our security holders	4,753,000(1)	$11.06	859,000(2)
Equity compensation plans not approved by our security holders	15,000(3)	12.10	0
TOTAL	4,768,000(1)	$11.06	859,000(2)

__________________________

(1)	This number includes shares of our common stock to be issued upon exercise of outstanding options under our 2004 Stock Incentive Plan and our 2008 Omnibus Incentive Plan. No further awards will be made under the 2004 Stock Incentive Plan.
(2)	This number includes 390,000 shares available for future issuance under our 2008 Employee Stock Purchase Plan. The 2008 Omnibus Incentive Plan contains an evergreen provision whereby the authorized shares increase on January 1 of each year in an amount equal to the least of (i) 2,500,000 shares, (ii) 4% of the total number of shares of the Company’s common stock outstanding on December 31 of the preceding year, and (iii) a number of shares determined by the Company’s board of directors that is less than (i) and (ii).
(3)	On July 6, 2010, we entered into an agreement for the provision of certain consulting services to us in consideration for cash compensation and a non-qualified stock option to purchase 15,000 shares of our common stock. This stock option has an exercise price of $12.10, which was the closing price per share of our common stock on July 6, 2010, the grant date, and vested ratably quarterly over one year starting on the grant date.

Board’s Recommendation

We believe that it is in the best interests of our company and stockholders to enable us to implement compensation arrangements that qualify as fully tax deductible performance-based compensation under the 2008 Plan. We are therefore asking you to approve, for Section 162(m) purposes, the material terms of the performance goals, including the list of permissible business criteria for performance objectives, for performance-based awards, as set forth above. However, stockholder approval of such material terms of the 2008 Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the 2008 Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the performance goals of the 2008 Plan for stockholder approval alone does not insure that all compensation paid under the 2008 Plan will qualify as tax deductible compensation. In addition, nothing in this proposal precludes us or the compensation committee from granting awards that do not qualify as tax deductible compensation pursuant to Section 162(m).

Our Board of Directors recommends that you vote “FOR” approval of the material terms of performance goals under the MAKO Surgical Corp. 2008 Omnibus Plan in accordance with section 162(m) of the Internal Revenue Code. Shares of common stock represented by executed, but unmarked, proxies will be voted “FOR” such approval.

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PROPOSAL FOUR – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012, and our Board of Directors has directed management to submit the appointment of Ernst & Young LLP for ratification by the stockholders at the annual meeting.

Ernst & Young LLP has audited our financial statements since our inception in 2004. Representatives of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to questions from stockholders.

Stockholder ratification of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. Our Board of Directors is seeking such ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm, our audit committee will consider whether to retain that firm for 2012.

A majority of the shares present in person or by proxy and entitled to vote at the annual meeting is required for ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.

Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012. Shares of common stock represented by executed, but unmarked, proxies will be voted “FOR” such ratification.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Principal Accounting Fees and Services

Our auditors for the year ended December 31, 2011 were Ernst & Young LLP. We expect that Ernst & Young LLP will serve as our auditors for fiscal year 2012.

	2011	2010
Audit fees(1)	$783,000	$768,000
Audit-related fees	—	—
Tax fees	—	—
All other fees(2)	1,500	1,500
Total fees	$784,500	$769,500

__________________________

(1)	Audit fees include fees related to professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, quarterly review of financial statements included in our Quarterly Reports on Form 10-Q and audit services provided in connection with other regulatory filings.
(2)	Represents subscription fees for the EY Online web-based research service.

Pre-Approval Policies and Procedures

The audit committee has established a pre-approval policy that provides for the pre-approval of audit, audit-related, tax and other services specifically described by the committee on an annual basis. Unless a type of service is pre-approved under the policy, it will require separate pre-approval by the committee if it is to be provided by our independent registered public accounting firm. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Mr. Pruitt, our audit committee chairman, has the delegated authority to pre-approve such services up to a specified aggregate fee amount. These pre-approval decisions are presented to the full audit committee at its next scheduled meeting.

All audit and other fees for services set forth in the table above were pre-approved by our audit committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

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AUDIT COMMITTEE REPORT

Our audit committee is composed of three “independent” directors, as determined in accordance with Rule 5605(a)(2) of The NASDAQ Stock Market’s regulations and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The audit committee operates pursuant to a written charter adopted by our Board of Directors, a copy of which is available on the Investor Relations page of our website at www.makosurgical.com.

As described more fully in its charter, the purpose of our audit committee is to assist the Board of Directors with its oversight responsibilities regarding the integrity of our company’s financial statements, our compliance with legal and regulatory requirements, and assessing the independent registered public accounting firm’s qualifications, independence and performance. Management is responsible for preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes. The following is the audit committee’s report submitted to our Board of Directors for 2011.

The audit committee has:

•	reviewed and discussed our audited financial statements with management and Ernst & Young LLP, our independent registered public accounting firm;
•	discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended and adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T; and
•	received from Ernst & Young LLP the written disclosures and the letter regarding their communications with the audit committee concerning independence as required by the applicable requirements of the PCAOB and discussed with Ernst & Young LLP the auditors’ independence from our company and management.

In addition, the audit committee has met separately with management and with Ernst & Young LLP.

Based on the review and discussions referred to above, our audit committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

William D. Pruitt, Chairman Christopher C. Dewey Richard R. Pettingill

The foregoing audit committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate it by reference into such filings.

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Delivery of Proxy Materials to Households

Pursuant to the rules of the SEC, services that deliver our communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of our annual report to stockholders and this proxy statement. Upon oral or written request, we will promptly deliver a separate copy of the annual report to stockholders or this proxy statement to any stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also request delivery of a single copy of the annual report or proxy statement if they are currently receiving multiple copies of such documents. Stockholders may notify us of their requests by calling or writing to Menashe R. Frank, Senior Vice President, General Counsel and Secretary, MAKO Surgical Corp., 2555 Davie Road, Ft. Lauderdale, Florida 33317, telephone number: (954) 628-1706.

OTHER MATTERS

Our Board of Directors knows of no other matters to be presented at the annual meeting other than those mentioned in this proxy statement. If any other matters are properly brought before the annual meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

By Order of the Board of Directors, MAKO Surgical Corp.

Menashe R. Frank Secretary

Fort Lauderdale, Florida

April 27, 2012

We will furnish to any stockholder, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. You may obtain a copy of the Form 10-K by writing to Menashe R. Frank, Senior Vice President, General Counsel and Secretary, MAKO Surgical Corp., 2555 Davie Road, Ft. Lauderdale, Florida 33317 or on our website at www.makosurgical.com. We are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this proxy statement.

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Appendix A

__________________________________________________________________

MAKO SURGICAL CORP.

2008 OMNIBUS INCENTIVE PLAN

__________________________________________________________________

1.	PURPOSE			1
2.	DEFINITIONS			1
3.	ADMINISTRATION OF THE PLAN			4
	3.1.	Board		4
	3.2.	Committee		4
	3.3.	Terms of Awards		4
	3.4.	No Liability		5
	3.5.	Share Issuance/Book-Entry		5
4.	STOCK SUBJECT TO THE PLAN			5
	4.1.	Number of Shares Available for Awards		5
	4.2.	Adjustments in Authorized Shares		6
	4.3.	Share Usage		6
5.	EFFECTIVE DATE, DURATION AND AMENDMENTS			6
	5.1.	Effective Date		6
	5.2.	Term		6
	5.3.	Amendment and Termination of the Plan		6
6.	AWARD ELIGIBILITY AND LIMITATIONS			6
	6.1.	Service Providers and Other Persons		6
	6.2.	Successive Awards and Substitute Awards		7
	6.3.	Limitation on Shares of Stock Subject to Awards and Cash Awards		7
7.	AWARD AGREEMENT			7
8.	TERMS AND CONDITIONS OF OPTIONS			7
	8.1.	Option Price		7
	8.2.	Vesting		7
	8.3.	Term		7
	8.4.	Termination of Service		8
	8.5.	Limitations on Exercise of Option		8
	8.6.	Method of Exercise		8
	8.7.	Rights of Holders of Options		8
	8.8.	Delivery of Stock Certificates		8
	8.9	Transferability of Options		8
	8.10.	Family Transfers		8
	8.11.	Limitations on Incentive Stock Options		9
	8.12.	Notice of Disqualifying Disposition		9
9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS			9
	9.1.	Right to Payment and Grant Price		9
	9.2.	Other Terms		9
	9.3.	Term		9
	9.4.	Transferability of SARS		9
	9.5.	Family Transfers		9
10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS			10
	10.1.	Grant of Restricted Stock or Stock Units		10
	10.2.	Restrictions		10
	10.3.	Restricted Stock Certificates		10
	10.4.	Rights of Holders of Restricted Stock		10
	10.5.	Rights of Holders of Stock Units		10
		10.5.1.	Voting and Dividend Rights	10
		10.5.2.	Creditor's Rights	10
	10.6.	Termination of Service		11
	10.7.	Purchase of Restricted Stock		11

-i-

	10.8.	Delivery of Stock		11
11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS			11
12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK			11
	12.1.	General Rule		11
	12.2.	Surrender of Stock		11
	12.3.	Cashless Exercise		11
	12.4.	Other Forms of Payment		11
13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS			12
	13.1.	Dividend Equivalent Rights		12
	13.2.	Termination of Service		12
14.	TERMS AND CONDITIONS OF PERFORMANCE SHARES, PERFORMANCE UNITS, PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS			12
	14.1.	Grant of Performance Units/Performance Shares		12
	14.2.	Value of Performance Units/Performance Shares		12
	14.3.	Earning of Performance Units/Performance Shares		12
	14.4.	Form and Timing of Payment of Performance Units/Performance Shares		12
	14.5.	Performance Conditions		13
	14.6.	Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees		13
		14.6.1.	Performance Goals Generally	13
		14.6.2.	Timing For Establishing Performance Goals	13
		14.6.3.	Settlement of Awards; Other Terms	13
		14.6.4.	Performance Measures	13
		14.6.5.	Evaluation of Performance	14
		14.6.6.	Adjustment of Performance-Based Compensation	14
		14.6.7.	Board Discretion	14
	14.7.	Status of Section Awards Under Code Section 162(m)		14
15.	PARACHUTE LIMITATIONS			15
16.	REQUIREMENTS OF LAW			15
	16.1.	General		15
	16.2.	Rule 16b-3		16
17.	EFFECT OF CHANGES IN CAPITALIZATION			16
	17.1.	Changes in Stock		16
	17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not constitute a Corporate Transaction		16
	17.3.	Corporate Transaction		16
	17.4.	Adjustments		17
	17.5.	No Limitations on Company		17
18.	GENERAL PROVISIONS			18
	18.1.	Disclaimer of Rights		18
	18.2.	Nonexclusivity of the Plan		18
	18.3.	Withholding Taxes		18
	18.4.	Captions		18
	18.5.	Other Provisions		18
	18.6.	Number and Gender		18
	18.7.	Severability		19
	18.8.	Governing Law		19
	18.9.	Section 409A of the Code		19

-ii-

MAKO SURGICAL CORP.

2008 OMNIBUS INCENTIVE PLAN

MAKO Surgical Corp., a Delaware corporation (the “Company”), sets forth herein the terms of its 2008 Omnibus Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights, and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or adviser providing services to the Company or an Affiliate shall in all cases be non-qualified stock options.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1                “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

2.2                “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3                “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, Performance Share, Performance Unit or cash award under the Plan.

2.4                “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5                “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6                “Board” means the Board of Directors of the Company.

2.7                “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8                “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9                “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.10            “Company” means MAKO Surgical Corp.

2.11            “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12            “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.13            “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee's Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14            “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15            “Effective Date” means the later of January 9, 2008, the date the Plan is approved by the Board, and the consummation of the initial public offering of the Company.

2.16            “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17            “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith in a manner consistent with Code Section 409A.

2.18            “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19            “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6. hereof, or (iii) such other date as may be specified by the Board.

2.20            “Grantee” means a person who receives or holds an Award under the Plan.

2.21            “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22            “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23            “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24            “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25            “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.26            “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.27            “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.28            “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.29            “Performance Measures” means measures as described in Section 14 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.30            “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.31            “Performance Share” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.32            “Performance Unit” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.33            “Plan” means this MAKO Surgical Corp, 2008 Omnibus Incentive Plan.

2.34            “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.35            “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.36            “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.37            “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.

2.38            “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.39            “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.40            “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate.

2.41            “Stock” means the common stock, par value $0.001 per share, of the Company.

2.42            “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.43            “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.44            “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.45            “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.46            “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.47            “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.	ADMINISTRATION OF THE PLAN
3.1.	Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.	Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i)      Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange on which the Common Stock is listed.

(ii)      The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3.	Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)             designate Grantees,

(ii)            determine the type or types of Awards to be made to a Grantee,

(iii)           determine the number of shares of Stock to be subject to an Award,

(iv)           establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v)            prescribe the form of each Award Agreement evidencing an Award, and

(vi)           amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower exercise price without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17.

3.4.	No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.5.	Share Issuance/Book-Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.	STOCK SUBJECT TO THE PLAN
4.1.	Number of Shares Available for Awards.

The aggregate number of shares of Common Stock that may be issued pursuant to Awards after the Effective Date shall not exceed one million eighty four thousand seven hundred and three (1,084,703) shares, plus an annual increase to be added on January 1st each year for a period of ten (10) years, commencing on January 1, 2009 and ending on (and including) January 1, 2018, in an amount equal to the least of (i) four percent (4%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year (rounded down to the nearest whole share), (ii) 2.5 million (2,500,000) shares and (iii) a number of shares determined by the Board that is lesser than (i) and (ii). Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan. Notwithstanding anything to the contrary in this Section 4.1, subject to the provisions of Section 17.1 relating to capitalization adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be one million eighty four thousand seven hundred and three (1,084,703) shares of Common Stock, plus the amount of any increase in the number of shares that may be available for issuance pursuant to Stock Awards pursuant to Section 4.1. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

4.2.	Adjustments in Authorized Shares.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

4.3.	Share Usage.

Shares covered by an Award shall be counted as used as of the Grant Date. If any shares covered by an Award are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan. Moreover, if the Option Price of any Option granted under the Plan, or if pursuant to Section 18.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, such tendered or withheld shares of Stock will again be available for issuance under the Plan. Furthermore, the number of shares subject to an award of SARs will be counted against the aggregate number of shares available for issuance under the Plan regardless of the number of shares actually issued to settle the SAR upon exercise.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS
5.1.	Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2.	Term.

The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

5.3.	Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would: (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD eligibility AND LIMITATIONS
6.1.	Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.              Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

6.3.	Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act and the transition period under Treasury Reg. section 1.162-27(f)(2) has lapsed or does not apply:

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is five hundred thousand (500,000) per calendar year;

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is two hundred fifty thousand (250,000) per calendar year; and

(iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $2,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $5,000,000.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS
8.1.	Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3.	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4.	Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6.	Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7.	Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9.	Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12.	Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.	TERMS AND CONDITIONS OF Stock Appreciation Rights
9.1.	Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that an SAR that is granted subsequent to the Grant Date of a related Option must have an SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2.	Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.	Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR.

9.4.	Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5.	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK and stock units
10.1.	Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2.	Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units as described in Article 14. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3.	Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4.	Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5.	Rights of Holders of Stock Units.
10.5.1.	Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2.	Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.	Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7.	Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

10.8.	Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK
12.1.	General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2.	Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3.	Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4.	Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13.	TERMS AND CONDITIONS OF Dividend Equivalent RIGHTS
13.1.	Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

13.2.	Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF Performance SHARES, PERFORMANCE UNITS, PERFORMANCE AWARDS and Annual Incentive Awards
14.1.	Grant of Performance Units/Performance Shares.

Subject to the terms and provisions of this Plan, the Board, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

14.2.	Value of Performance Units/Performance Shares.

Each Performance Unit shall have an initial value that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

14.3.	Earning of Performance Units/Performance Shares.

Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4.	Form and Timing of Payment of Performance Units/Performance Shares.

Payment of earned Performance Units/Performance Shares shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5.	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.6.	Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Board determines that an Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1.	Performance Goals Generally.

The performance goals for such Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6

. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2.	Timing For Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.6.3.	Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.

14.6.4.	Performance Measures.

The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) net earnings or net income;

(b) operating earnings;

(c) pretax earnings;

(d) earnings per share;

(e) share price, including growth measures and total stockholder return;

(f) earnings before interest and taxes;

(g) earnings before interest, taxes, depreciation and/or amortization;

(h) sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(i) gross or operating margins;

(j) return measures, including return on assets, capital, investment, equity, sales or revenue;

(k) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

(l) productivity ratios;

(m) expense targets;

(n) market share;

(o) financial ratios as provided in credit agreements of the Company and its subsidiaries;

(p) working capital targets;

(q) completion of acquisitions of business or companies.

(r) completion of divestitures and asset sales; and

(s) any combination of any of the foregoing business criteria.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (f) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5.	Evaluation of Performance.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6.	Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Board shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

14.6.7.	Board Discretion.

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7.	Status of Section Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Stock Unit, Performance Share or Performance Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16.	REQUIREMENTS OF LAW
16.1.	General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION
17.1.	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company's stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3.	Corporate Transaction.

Subject to the exceptions set forth in the second to last sentence of this Section 17.3 and the last sentence of Section 17.4, upon the occurrence of a Corporate Transaction:

(i) all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company's establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided. In the event a Grantee’s Award is assumed, continued or substituted upon the consummation of any Corporate Transaction and his employment is terminated without Cause within one year following the consummation of such Corporate Transaction, the Grantee’s Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

17.4.	Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5.	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	general provisions
18.1.	Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3.	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

18.4.	Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.	Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6.	Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.	Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9.	Section 409A of the Code.

The Board intends to comply with Section 409A of the Code ("Section 409A"), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

*    *    *

To record adoption of the Plan by the Board as of January 9, 2008, and approval of the Plan by the stockholders on January 10, 2008, the Company has caused its authorized officer to execute the Plan.

/s/ Menashe R. Frank

By:	Menashe R. Frank
Title:	Senior Vice President, General Counsel and Secretary

MAKO SURGICAL CORP. CONTINENTAL STOCK TRANSFER & TRUST COMPANY 17 BATTERY PLACE,6th FLOOR NEW YORK, NY 10004

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 4, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by MAKO Surgical Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 4, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it for delivery on or before June 4, 2012 in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M45923-P21896	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MAKO SURGICAL CORP.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all of the listed director nominees:
1.	Election of Directors	0	0	0
	Nominees
	01) Charles W. Federico 02) Maurice R. Ferré, M.D. 03) Frederic H. Moll, M.D.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain	NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR all listed director nominees and FOR Proposals 2, 3 and 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

2.	To approve by non-binding advisory vote the compensation of our named executive officers.	0	0	0

3.	To approve the material terms of the performance goals under our 2008 Omnibus Incentive Plan, in accordance with section 162(m) of the Internal Revenue Code.	0	0	0

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.	0	0	0

For address change/comments, mark here. (see reverse for instructions)				0

Please indicate if you plan to attend this meeting.		0	0
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Document is available at www.proxyvote.com.

M45924-P21896

MAKO SURGICAL CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2012 ANNUAL MEETING OF STOCKHOLDERS June 5, 2012

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 AND 4.

The stockholder(s) hereby appoint(s) Menashe R. Frank and Fritz L. LaPorte, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MAKO Surgical Corp. that the stockholder(s) is/are entitled to vote at the 2012 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on June 5, 2012, at the company’s headquarters, 2555 Davie Road, Ft. Lauderdale, Florida 33317, and any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side